                                                                    Exhibit 10.1

                               EXHIBIT 1, SHEET 1
                      Building No. 1400, One Kendall Square
                            Cambridge, Massachusetts
                                (the "Building")

Execution Date:  June 8, 2005
                 ------------

Tenant:          Idenix Pharmaceuticals, Inc.
                 ----------------------------
                                (name)

                 a Delaware corporation
                 ----------------------
                                (description of business organization)

                 60 Hampshire Street, Cambridge, Massachusetts 02139
                 ---------------------------------------------------
                                (principal place of business - mailing address)

Landlord:        One Kendall Square Associates, LLC, a Delaware limited
                 liability company. Mailing address: c/o Lincoln Property
                 Company, 101 Arch Street, Boston, Massachusetts 02110

Building:        Building No. 1400 in One Kendall Square in the City of
                 Cambridge, Middlesex County, Commonwealth of Massachusetts.

Art. 2

                       Premises: Three (3) areas on the first (1st) floor of
                 the Building ("First Floor Premises"), the fourth (4th) floor premises of the Building ("Fourth Floor Premises"), fifth
                 (5th) floor of the Building ("Fifth Floor Premises"), and the penthouse of the Building ("Penthouse Premises") substantially as shown on Lease Plan, Exhibit 2, Sheets 1, 2 and 3. The First Floor Premises, the Fourth Floor Premises, and the Fifth Floor Premises are each sometimes hereinafter referred to as a "Portion of the Premises".

Art. 3.1         Term Commencement Date:  See Article 3.1

Art. 3.2         Termination Date:  Four (4) years and six (6) months after the
                                    Rent Commencement Date (or, if there is more than one Rent Commencement Date, four (4) years and six (6) months after the last Rent
                                    Commencement Date to occur

Art. 4.3         Final Plans Date:  Not applicable

Art. 5           Use of Premises:   General business offices and biotechnology
                                    research and development, including as a BL-3 laboratory, provided that use of the premises as a BL-3 laboratory is subject to the following conditions and understandings:
                                    (i) such use shall only be permitted if
                                    Landlord determines either that: (x) there are adequate facilities available in the Building which can support such use, or (y) the Building can accommodate the installation and construction of such facilities, at Tenant's cost and expense,
                                    (ii) Tenant obtains all governmental
                                    approvals necessary to permit such use of the premises, (iii) Tenant performs all work necessary for such laboratory use in accordance with the provisions of the Lease
                                    (including, without limitation, and at
                                    Tenant's sole cost and expense, and (iv)
                                    Tenant acknowledges that Landlord has made no representation to Tenant that such use is either permitted or possible.

Art. 6          Yearly Rent:        $ 821,542.50
                                    ------------
                Monthly Payment:    $  68,461.88
                                    ------------

                Tenant's obligation to pay Yearly Rent with respect to each Portion of the premises commences as of the Rent Commencement Date in respect of such Portion of the premises. The date as of which the Rent Commencement Date in respect of the entirety of the Premises first occurs is sometimes hereinafter referred to as the Full Rent Commencement Date. If the Rent Commencement Dates in respect of all Portions of the premises do not occur on the same date, then the Yearly Rent payable by Tenant in respect of each Portion of the Premises during the period between the Rent Commencement Date in respect of such Portion of the premises and the Full Rent Commencement Date shall be based upon a Yearly Rent rental rate of $22.50 per square foot of Total Rentable Area of such Portion of the premises.

Art. 7          Total Rentable Area:   36,514 square feet, comprised of:

                                       First Floor Premises:   4,692 square feet
                                       Fourth Floor Premises: 19,206 square feet
                                       Fifth Floor Premises:  11,502 square feet
                                       Penthouse Premises:     1,113 square feet
                                       -----------------------------------------
                                       Total:                 36,513 square feet

                Total Rentable Area of Building No.1400: 133,298 square feet
                Total Rentable Area of Complex:          650,681 square feet

Art. 8. Subject to Article 8.1 of the Lease: (i) electric current will be furnished by Landlord to Tenant, and (ii) Tenant shall, commencing as of the Term Commencement Date, pay to Landlord, as additional rent, electricity rent ("Electricity Rent") at the same time and in the same manner as Yearly Rent is paid under the Lease, in the amount of $63,897.75 per annum (i.e., $5,324.81 per month) (i.e., $1.75 per square foot of Total Rentable Area per year).

Art. 9          Operating and Taxes:
                      Building Operating Costs Base:  The actual amount of
                                                      Building Operating Costs
                                                      for calendar year 2005

                      Common Operating Costs Base:    The actual amount of
                                                      Common Operating Costs for
                                                      calendar year 2005

                      Common Tax Base:                The actual amount of
                                                      Common Taxes payable
                                                      during fiscal/tax year
                                                      2006 (i.e., July 1, 2005 -
                                                      June 30, 2006)

                      Building Tax Base:              The actual amount of
                                                      Building Taxes payable
                                                      during fiscal/tax year
                                                      2006 (i.e., July 1, 2005 -
                                                      June 30, 2006)

                      Tenant's Proportionate Shares:

                      Building Share:       27.39%
                      Common Area Share:     5.61%

Art. 29.3       Brokers:  Richard Barry Joyce & Partners, LLC and Lincoln
                          Property Company

Art. 29.5       Arbitration:  Massachusetts; Superior Court

                Exhibit Dates:  Lease Plan, Exhibit 2, dated June 8, 2005

Art. 29.12:     Letter of Credit Amount:  $410,771.25, subject to reduction in accordance with Article 29.12

THIS INDENTURE OF LEASE made and entered into on the Execution Date as stated in
Exhibit 1 and between the Landlord and the Tenant named in Exhibit 1.

Landlord does hereby demise and lease to Tenant, and Tenant does hereby hire and take from Landlord, the premises hereinafter mentioned and described (hereinafter referred to as "premises"), upon and subject to the covenants, agreements, terms, provisions and conditions of this Lease for the term hereinafter stated. Each reference in this Lease to any of the terms and titles contained in any Exhibit attached to this Lease shall be deemed and construed to incorporate the data stated under that term or title in such Exhibit.

1.    BACKGROUND

      Reference is made to the following:

      1.1 The premises are currently leased (together with other premises) to another tenant in the Complex, Genzyme Corporation ("Genzyme") pursuant to a lease ("Genzyme Lease") by and between Genzyme and Landlord.

      1.2 The term of the Genzyme Lease in respect of the premises terminates as of the date ("Genzyme Termination Date") which is the earlier of: (x) July 24, 2005, or (y) the date fourteen (14) days after Landlord gives Genzyme a written termination notice ("Genzyme Termination Notice").

      1.3 Landlord hereby agrees to give the Genzyme Termination Notice immediately upon execution and delivery of this Lease by both parties.

2.    DESCRIPTION OF DEMISED PREMISES

      2.1 DEMISED PREMISES. The premises are that portion of the Building as described in Exhibit 1 (as the same may from time to time be constituted after changes therein, additions thereto and eliminations therefrom pursuant to rights of Landlord hereinafter reserved) and is hereinafter referred to as "Building", substantially as shown hatched or outlined on the Lease Plan (Exhibit 2) hereto attached and incorporated by reference as a part hereof.

      2.2 APPURTENANT RIGHTS. Tenant shall have, as appurtenant to the premises, rights to use in common, with others entitled thereto, subject to reasonable rules from time to time made by Landlord of which Tenant is given notice; (a) the common lobbies, hallways, stairways and elevators of the Building, serving the premises in common with others, (b) common walkways necessary for access to the Building, and (c) if the premises include less than the entire rentable area of any floor, the common toilets and other common facilities of such floor; and no other appurtenant rights or easements.

      2.3 EXCLUSIONS AND RESERVATIONS. All the perimeter walls of the premises except the inner surfaces thereof, any balconies (except to the extent same are shown as part of the premises on the Lease Plan (Exhibit 2)), terraces or roofs adjacent to the premises, and any space in or adjacent to the premises used for shafts, stacks, pipes, conduits, wires and appurtenant fixtures, fan rooms, ducts, electric or other utilities, sinks or other Building facilities, and the use thereof, as well as the right of access through the premises for the purposes of operation, maintenance, decoration and repair, are expressly excluded from the premises and reserved to Landlord.

3.    TERM OF LEASE

      3.1 DEFINITIONS. As used in this Lease the words and terms which follow mean and include the following:

            (a) The "Term Commencement Date" with respect to each Portion of the premises shall be defined as the day after the Genzyme Termination Date, as defined in Article 1.2, provided however, that, Tenant is obtains the written agreement from Genzyme to permit Tenant to commence occupancy of a Portion of the Premises prior to the Genzyme Termination Date, then the Term Commencement Date with respect to such Portion of the premises shall be the day that Tenant first commences to use such Portion of the Premises for any purpose (including, without limitation, commencement of Tenant Work or the installation Tenant's property in such Portion of the Premises).

            (b) The "Occupancy Date" with respect to each Portion of the Premises shall be defined as the earlier of: (i) the Outside Occupancy Date, as hereinafter defined, or (ii) the date that Tenant first commences to use the premises, or any portion thereof, for business purposes.

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            (c) The "Outside Occupancy Date" is the date sixty (60) days after the last Term Commencement Date to occur; provided however, that if Landlord's Work is not substantially complete on or before the Outside Occupancy Date, then the Outside Occupancy Date shall be the date that Landlord's Work is substantially complete.

            (d) The "Rent Commencement Date" with respect to each Portion of the premises shall be the date thirty (30) days after the Occupancy Date with respect to such Portion of the premises.

            (e) "Complex" shall be defined as all of the Building, the other buildings, and the Common Areas serving such buildings, all located on the land ("Land") shown outlined on Exhibit 4.

            (f) "Common Areas" shall be defined as the common walkways, accessways, and parking facilities located on the Land, as the same may be changed, from time to time.

            (g) "Landlord's Work" shall be defined as the work described on
Exhibit 2A.

            (h) "Tenant's Work" shall be defined as the work to be performed by Tenant in preparing the premises for Tenant's occupancy.

      3.2 HABENDUM. TO HAVE AND TO HOLD the premises for a term of years commencing on the Term Commencement Date and ending on the Termination Date as stated in Exhibit 1 or on such earlier date upon which said term may expire or be terminated pursuant to any of the conditions of limitation or other provisions of this Lease or pursuant to law (which date for the termination of the terms hereof will hereafter be called "Termination Date"). Notwithstanding the foregoing, if the Termination Date as stated in Exhibit 1 shall fall on other than the last day of a calendar month, said Termination Date shall, at the option of Landlord, be deemed to be the last day of the calendar month in which said Termination Date occurs.

         3.3 DECLARATION FIXING TERM COMMENCEMENT DATE, ETC.. As soon as may be after the Occupancy Date, each of the parties hereto agrees, upon demand of the other party to join in the execution, in recordable form, of a statutory notice, memorandum, etc. of lease and/or written declaration in which shall be stated such Term Commencement Date, the Rent Commencement Date, and the Termination Date. If this Lease is terminated before the term expires, then upon Landlord's request the parties shall execute, deliver and record an instrument acknowledging such fact and the date of termination of this Lease, and Tenant hereby appoints Landlord its attorney-in-fact in its name and behalf to execute such instrument if Tenant shall fail to execute and deliver such instrument after Landlord's request therefor within ten (10) days, unless within such ten
(10) day period, Tenant gives Landlord written notice disputing such validity.

4.    CONDITION OF PREMISES - LANDLORD'S WORK - LANDLORD'S CONTRIBUTION

      4.1   CONDITION OF PREMISES.

      (a) Notwithstanding anything to the contrary herein contained, except as otherwise expressly set forth in this Lease, Tenant shall take the premises "as-is", in the condition in which the premises are in as of the Term Commencement Date, without any obligation on the part of Landlord to prepare or construct the premises for Tenant's occupancy and without any warranty or representation by Landlord as to the condition of the premises or the Building, Tenant shall have the right to re- use any materials, finishes and equipment which exist in the premises as of the date that the premises are delivered to Tenant as part of Tenant's Work. Landlord represents to Tenant that, as of the Execution Date of this Lease, the HVAC system serving the premises ("HVAC System") is in operating condition. If, on or before the date sixty (60) days after the Occupancy Date, Tenant gives written notice to Landlord setting forth with specificity any breach of the foregoing representation, then, Landlord shall, at no cost to Tenant, perform such work as is necessary to bring the HVAC system into compliance with the foregoing representation. The foregoing provisions of Article 4.1(a) shall be Tenant's sole remedy for any breach of the foregoing representation by Landlord.

      (b) Subject to delay by causes beyond the reasonable control of Landlord or caused by the action or inaction of Tenant, Landlord shall use reasonable speed to substantially complete Landlord's Work on or before the date ("Estimated Occupancy Date") sixty (60) days after the Term Commencement Date. Landlord's failure to substantially complete Landlord's Work on or before the Estimated Occupancy Date shall in no way affect the validity of this Lease or the obligations of Tenant hereunder nor shall the same be construed in any way to extend the term of this Lease, except that the Outside Occupancy Date shall be delayed in the event of such failure by Landlord. If Landlord fails to substantially complete Landlord's Work on or before the Estimated Occupancy Date, then, except as set forth in Article 4.1(c), Tenant shall not have any claim against Landlord, and Landlord shall have no liability to Tenant, by reason thereof.

      (c) If Landlord has not substantially completed Landlord's Work on or before the Outside Completion Date (defined below), then, and as Tenant's sole remedy (other than the extension of the Outside Occupancy Date and the Rent Commencement Date, as provided in the definition of each of such terms), Tenant shall be entitled to liquidated damages equal to the product of $2,108.94 multiplied by each day between the date that Landlord substantially completes Landlord's Work and the Outside Completion Date. Such liquidated damages shall be effected by allowing Tenant a rent credit against the first installment(s) of Yearly Rent and other charges due under the Lease. The "Outside Completion Date" shall mean the date which is sixty (60) days after the Term Commencement Date, provided however, that the Outside Completion Date shall be extended by the number of days which Landlord is delayed in the performance of Landlord's Work by reason of delays or default of Tenant or Tenant's agents, employees or contractors, and the Outside Completion Date shall also be extended by the lesser of: (i) thirty (30) days, or (ii) the number of days that Landlord is delayed in the performance of Landlord's Work by reason of other causes beyond Landlord's reasonable control.

      (d) Landlord's Work shall be deemed to be substantially complete when the items of Landlord's Work are complete other than minor and insubstantial details of construction. Notwithstanding the foregoing, in the event that Landlord's Work is delayed by reason of Tenant Delays, then Landlord's Work shall be deemed to be substantially complete as of the date that Landlord's Work would have been substantially complete but for such Tenant Delay. "Tenant Delays" shall be defined as any delay and/or default on the part of Tenant or its contractors. Landlord's certificate of substantial completion, as hereinabove stated, given in good faith, or of any other facts pertinent to this Article 4.1(c) shall be deemed conclusive of the statements therein contained and binding upon Tenant, unless, within five (5) business days after Tenant's receipt of such certificate, Tenant gives written notice to Landlord, setting forth with specificity its objections to such certificate. Any of item of Landlord's Work which is not fully completed at the time of substantial completion for such item of Landlord's Work shall thereafter be so completed with reasonable diligence by Landlord.

      4.2   LANDLORD'S CONTRIBUTION.

      (a) Landlord shall, in the manner hereinafter set forth, contribute up to Eight Hundred Five Thousand Eight Hundred and Forty-One and 91/100 ($805,841.91) Dollars ("Landlord's Contribution") towards: (i) the Hard Costs and Soft Costs incurred by Tenant in connection with Tenant's Work; provided however, that no more than $182,565.00 of Landlord's Contribution may be applied towards Soft Costs. "Hard Costs" shall be defined as the cost of leasehold improvements which are part of Tenant's Work, including, without limitation, materials, supplies, overhead, and general conditions cost. "Soft Costs" shall be defined as design and engineering fees, the cost of installing wiring and cabling in the premises, the cost of moving Tenant's personal property and equipment into the premises, and the cost of furniture installed in the premises.

      (b) Provided that Tenant is not in default of its obligations under the Lease at the time that Tenant requests any requisition on account of Landlord's Contribution, Landlord shall pay the cost of the work shown on each requisition (as hereinafter defined) submitted by Tenant to Landlord within thirty (30) days of submission thereof by Tenant to Landlord. For the purposes hereof, a "requisition" shall mean written documentation showing in reasonable detail the costs of the improvements then installed by Tenant in the premises. Each requisition shall be accompanied by evidence reasonably satisfactory to Landlord that all work covered by previous requisitions has been fully paid by Tenant. Landlord shall have the right, upon reasonable advance notice to Tenant, to inspect Tenant's books and records relating to each requisition in order to verify the amount thereof. Tenant shall submit requisition(s) no more often than monthly.

      (c) Notwithstanding anything to the contrary herein contained:

      (i) Landlord shall have no obligation to advance funds on account of Landlord's Contribution unless and until Landlord has received the requisition in question, together with certifications from Tenant's architect, certifying that the work shown on the requisition has been performed in accordance with applicable law and in accordance with Tenant's approved plans.

      (ii) Except with respect to work and/or materials previously paid for by Tenant, as evidenced by paid invoices provided to Landlord, Landlord shall have the right to have Landlord's Contribution paid to both Tenant and Tenant's contractor(s) and vendor(s) jointly, or directly to Tenant's contractor if Landlord has reason to believe there are or may be outstanding claims by such contractor(s) or vendor(s).

      (iii) Landlord shall have no obligation to pay Landlord's Contribution in respect of any requisition submitted after the date eight (8) months after the Occupancy Date.

      (iv) Tenant shall not be entitled to any unused portion of Landlord's Contribution.

      (d) Except for Landlord's Contribution, Tenant shall bear all other costs of Tenant's Work.

      4.3 TENANT'S WORK. Tenant's Work shall be performed in accordance with the provisions of the Lease (including, without limitation, Articles 12 and 13 hereof). Landlord shall have no liability or responsibility for any claim, injury or damage alleged to have been caused by the particular materials, whether building standard or non-building standard, selected by Tenant in connection with Tenant's Work.

      4.4 CONCLUSIVENESS OF LANDLORD'S PERFORMANCE. Tenant shall be conclusively deemed to have agreed that Landlord has performed all of its obligations under this Article 4 with respect to Landlord's Work unless not later than the end of the second calendar month next beginning after the Rent Commencement Date Tenant shall give Landlord written notice specifying the respects in which Landlord has not performed any such obligation.

5.    USE OF PREMISES

      5.1 PERMITTED USE. Tenant shall during the term hereof occupy and use the premises only for the purposes as stated in Exhibit 1 and for no other purposes. Service and utility areas (whether or not a part of the premises) shall be used only for the particular purpose for which they were designed. Without limiting the generality of the foregoing, Tenant agrees that it shall not use the premises or any part thereof, or permit the premises or any part thereof to be used for the preparation or dispensing of food, whether by vending machines or otherwise. Notwithstanding the foregoing, but subject to the other terms and provisions of this Lease, Tenant may, with Landlord's prior written consent, which consent shall not be unreasonably withheld, install at its own cost and expense so-called hot-cold water fountains, coffee makers and so-called Dwyer refrigerator-sink-stove combinations for the preparation of beverages and foods, provided that no cooking, frying, etc., are carried on in the premises to such extent as requires special exhaust venting, Tenant hereby acknowledging that the Building is not engineered to provide any such special venting.

      5.2 PROHIBITED USES. Notwithstanding any other provision of this Lease, Tenant shall not use, or suffer or permit the use or occupancy of, or suffer or permit anything to be done in or anything to be brought into or kept in or about the premises or the Building or any part thereof (including, without limitation, any materials appliances or equipment used in the construction or other preparation of the premises and furniture and carpeting): (i) which would violate any of the covenants, agreements, terms, provisions and conditions of this Lease or otherwise applicable to or binding upon the premises; (ii) for any unlawful purposes or in any unlawful manner; (iii) which, in the reasonable judgment of Landlord shall in any way (a) impair the appearance of the Building; or (b) impair, interfere with or otherwise diminish the quality of any of the Building services or the proper and economic heating, cleaning, ventilating, air conditioning or other servicing of the Building; or premises, or with the use or occupancy of any of the other areas of the Building, or occasion discomfort, inconvenience or annoyance, or injury or damage to any occupants of the premises or other tenants or occupants of the Building; or (iv) which is inconsistent with the maintenance of the Building as an office building of the first class in the quality of its maintenance, use, or occupancy. Tenant shall not install or use any electrical or other equipment of any kind which, in the reasonable judgment of Landlord, might cause any such impairment, interference, discomfort, inconvenience, annoyance or injury.

      5.3 LICENSES AND PERMITS. If any governmental license or permit shall be required for the proper and lawful conduct of Tenant's business, and if the failure to secure such license or permit would in any way affect Landlord, the premises, the Building or Tenant's ability to perform any of its obligations under this Lease, Tenant, at Tenant's expense, shall duly procure and thereafter maintain such license and submit the same to inspection by Landlord. Tenant, at Tenant's expense, shall at all times comply with the terms and conditions of each such license or permit. Tenant shall furnish all data and information to governmental authorities and Landlord as required in accordance with legal, regulatory, licensing or other similar requirements as they relate to Tenant's use or occupancy of the premises or the Building.

      5.4 VACANCY BY TENANT. If Tenant shall abandon or vacate the premises for a period of no less than one hundred twenty (120) days, then Landlord shall have the right to terminate this Lease upon written notice to Tenant. Provided that Tenant is in compliance with its obligations under the Lease, such termination shall not be deemed to be based upon Tenant's default.

6.    RENT

      During the term of this Lease the Yearly Rent and other charges, at the rate stated in Exhibit 1, shall be payable by Tenant to Landlord by monthly payments, as stated in Exhibit 1, in advance and without demand on the first day of each month for and in respect of such month. The rent and other charges reserved and covenanted to be paid under this Lease shall commence on the Term Commencement Date, except that Yearly Rent to be paid under this Lease shall commence on the Rent Commencement Date. Notwithstanding the provisions of the next preceding sentence, Tenant shall pay the first monthly installment of rent on the execution of this Lease. If, by reason of any provisions of this Lease, the rent reserved hereunder shall commence or terminate on any day other than the first day of a calendar month, the rent for such calendar month shall be prorated. The rent shall be payable to Landlord or, if Landlord shall so direct in writing, to Landlord's agent or nominee, in lawful money of the United States which shall be legal tender for payment of all debts and dues, public and private, at the time of payment, at the office of the Landlord or such place as Landlord may designate, and the rent and other charges in all circumstances shall be payable without any setoff or deduction whatsoever. Rental and any other sums due hereunder not paid on or before the date due shall bear interest for each month or fraction thereof from the due date until paid computed at the annual rate of five percentage points over the so-called prime rate then currently from time to time charged to its most favored corporate customers by the largest national bank (N.A.) located in Boston, Massachusetts, or at any applicable lesser maximum legally permissible rate for debts of this nature.

7.    RENTABLE AREA

      Total Rentable Area of the premises, the Building and the Complex are agreed to be the amounts set forth in Exhibit 1.

8.    SERVICES FURNISHED BY LANDLORD

      8.1   ELECTRIC CURRENT.

      (a) Subject to the provisions of this Article 8.1(a), as stated in Exhibit 1: (i) Landlord will furnish to Tenant, as an incident of this Lease, electric current for the operation of lighting fixtures and the 120-volt electrical outlets initially installed in the premises for the operation of Tenant's normal office fixtures and equipment, but excluding any high energy consumption equipment, and (ii) Tenant shall commencing as of the Term Commencement Date and continuing thereafter throughout the term of the Lease, pay Electricity Rent to Landlord.

      (b) Landlord, at any time, at its option and upon not less than thirty
(30) days' prior written notice to Tenant, may discontinue such furnishing of electric current to the premises; and in such case Tenant shall contract with the company supplying electric current for the purchase and obtaining by Tenant of electric current directly from such company. In the event Tenant itself contracts for electricity with the supplier, either initially or pursuant to Landlord's option as above stated, Landlord shall (i) permit its risers, conduits and feeders to the extent available, suitable and safely capable, to be used for the purpose of enabling Tenant to purchase and obtain electric current directly from such company, (ii) without cost or charge to Tenant, make such alterations and additions to the electrical equipment and/or appliances in the Building as such company shall specify for the purpose of enabling Tenant to purchase and obtain electric current directly from such company, and (iii) at Landlord's expense, furnish and install in or near the premises any necessary metering equipment used in connection with measuring Tenant's consumption of electric current and Tenant, at Tenant's expense, shall maintain and keep in repair such metering equipment. In the event that Landlord shall exercise the option set forth in this Subparagraph 8.1(b), then Tenant shall have no further obligation to pay Electricity Rent to Landlord after the date Landlord discontinues such furnishing of electric current.

      (c) If Landlord exercises is rights, pursuant to Article 8.1(b), to require Tenant to contract with the company supplying electric current for the purchase and obtaining by Tenant of electric current directly from such company, Tenant shall contract with such company and shall pay all charges for such electric current directly to such company promptly when due.

      (d) Whether or not Landlord is furnishing electric current to Tenant, if Tenant shall require electric current for use in the premises in excess of such reasonable quantity to be furnished for such use as hereinabove provided and if
(i) in Landlord's reasonable judgment, Landlord's facilities are inadequate for such excess requirements or (ii) such excess use shall result in an additional burden on the Building air conditioning system and additional cost to Landlord on account thereof then, as the case may be, (x) Landlord upon written request and at the sole cost and expense of Tenant, will furnish and install such additional wire, conduits, feeders, switchboards and appurtenances as reasonably may be required to supply such additional requirements of Tenant if current therefor be available to Landlord, provided that the same shall be permitted by applicable laws and insurance regulations and shall not cause damage to the Building or the premises or cause or create a dangerous or hazardous condition or entail excessive or unreasonable alterations or repairs or interfere with or disturb other tenants or occupants of the Building or (y) Tenant shall reimburse Landlord for such additional cost, as aforesaid.

      (e) Landlord, at Tenant's expense and upon Tenant's request, shall purchase and install all replacement lamps of types generally commercially available (including, but not limited to, incandescent and fluorescent) used in the premises.

      (f) Subject to Article 8.8, Landlord shall not in any way be liable or responsible to Tenant for any loss, damage or expense which Tenant may sustain or incur if the quantity, character, or supply of electrical energy is changed or is no longer available or suitable for Tenant's requirements.

      (g) Tenant agrees that it will not make any material alteration or material addition to the electrical equipment and/or appliances in the premises without the prior written consent of Landlord in each instance first obtained, which consent will not be unreasonably withheld, and will promptly advise Landlord of any other alteration or addition to such electrical equipment and/or appliances.

      8.2 WATER. Landlord shall furnish hot and cold water for ordinary premises, cleaning, toilet, lavatory and drinking purposes. If Tenant requires, uses or consumes water for any purpose other than for the aforementioned purposes, Landlord may (i) assess a reasonable charge for the additional water so used or consumed by Tenant or (ii) install a water meter and thereby measure Tenant's water consumption for all purposes. In the latter event, Landlord shall pay the cost of the meter and the cost of installation thereof and shall keep said meter and installation equipment in good working order and repair. Tenant agrees to pay for water consumed, as shown on said meter, together with the sewer charge based on said meter charges, as and when bills are rendered, and on default in making such payment Landlord may pay such charges and collect the same from Tenant. All piping and other equipment and facilities for use of water outside the building core will be installed and maintained by Landlord at Tenant's sole cost and expense.

      8.3 ELEVATORS, HEAT AND CLEANING. Landlord at its expense shall: (i) provide necessary automatic elevator facilities on Mondays through Fridays, excepting legal holidays, from 8:00 a.m. to 6:00 p.m. and on Saturdays, excepting legal holidays, from 8:00 a.m. to 1:00 p.m. (called "business days") and have one elevator in operation available for Tenant's use, non-exclusively, together with others having business in the Building, at all other times; (ii) furnish heat (substantially equivalent to that being furnished in comparably aged similarly equipped office buildings in the same city) to the premises during the normal heating season on business days; and (iii) cause the common areas of the Building to be cleaned on business days (i.e., Monday through Friday) in a manner consistent with cleaning standards generally prevailing in the office buildings in the City of Cambridge.

      8.4 AIR CONDITIONING. Landlord shall through the air conditioning equipment of the Building furnish to and distribute in the premises air conditioning as normal seasonal changes may require on business days during the hours as aforesaid in Article 8.3 when air conditioning may reasonably be required for the comfortable occupancy of the premises by Tenant. Tenant agrees to lower and close the blinds or drapes when necessary because of the sun's position, whenever the air conditioning system is in operation, and to cooperate fully with Landlord with regard to, and to abide by all the reasonable regulations and requirements which Landlord may prescribe for the proper functioning and protection of the air conditioning system. The air conditioning system referred to in this Article 8.4 shall be capable of maintaining a temperature range that is reasonably standard for buildings of similar class, size, age and location.

      8.5 ADDITIONAL HEAT AND AIR CONDITIONING SERVICES.

            (a) Landlord will use reasonable efforts upon reasonable advance written notice from Tenant of its requirements in that regard, to furnish additional heat or air conditioning services to the premises on days and at times other than as above provided.

            (b) Tenant will pay to Landlord a reasonable charge for any such additional heat or air conditioning service required by Tenant. Landlord hereby represents to Tenant that, as of the Execution Date, the charge for additional heat or air conditioning service is $75.00 per hour; provided that if more than one tenant of the Building requests additional heating or air conditioning service for the same time period, then the charge for such service shall be shared equally among the tenants requesting such service for such time period.

      8.6 ADDITIONAL AIR CONDITIONING EQUIPMENT. In the event Tenant requires additional air conditioning for business machines, meeting rooms or other special purposes, or because of occupancy or excess electrical loads, any additional air conditioning units, chillers, condensers, compressors, ducts, piping and other equipment, such additional air conditioning equipment will be installed, but only if, in Landlord's reasonable judgment, the same will not cause damage or injury to the Building or create a dangerous or hazardous condition or entail excessive or unreasonable alterations, repairs or expense or interfere with or disturb other tenants. At Landlord's sole election, such equipment will either be installed:

            (a) by Landlord at Tenant's expense and Tenant shall reimburse Landlord in such an amount as will compensate it for the cost incurred by it in operating, maintaining, repairing and replacing, if necessary, such additional air conditioning equipment; or

            (b) by Tenant, subject to Landlord's prior approval of Tenant's plans and specifications for such work. In such event: (i) such equipment shall be maintained, repaired and replaced by Tenant at Tenant's sole cost and expense, and (ii) throughout the term of this Lease, Tenant shall, at Tenant's sole cost and expense, purchase and maintain a service contract for such equipment from a service provider approved by Landlord. Tenant shall obtain Landlord's prior written approval of both the form of service contract and of the service provider.

      8.7 REPAIRS. Except as otherwise provided in Articles 18 and 20, and subject to Tenant's obligations in Article 14, Landlord shall keep and maintain the roof, exterior walls, structural floor slabs, columns, elevators, public stairways and corridors, public lavatories, equipment (including, without limitation, sanitary, electrical, heating, air conditioning, or other systems) and other common facilities of both the Building and the Common Areas in good condition and repair. Landlord shall keep the paved portions of the Common Areas reasonably free of ice and snow.

      8.8   INTERRUPTION OR CURTAILMENT OF SERVICES.

      (a) When necessary by reason of accident or emergency, or for repairs, alterations, replacements or improvements which in the reasonable judgment of Landlord are desirable or necessary to be made, or of difficulty or inability in securing supplies or labor, or of strikes, or of any other cause beyond the reasonable control of Landlord, whether such other cause be similar or dissimilar to those hereinabove specifically mentioned until said cause has been removed, Landlord reserves the right to interrupt, curtail, stop or suspend (i) the furnishing of heating, elevator, air conditioning, and cleaning services and
(ii) the operation of the plumbing and electric systems. Landlord shall exercise reasonable diligence to eliminate the cause of any such interruption, curtailment, stoppage or suspension, but there shall be no diminution or abatement of rent or other compensation due from Landlord to Tenant hereunder, nor shall this Lease be affected or any of the Tenant's obligations hereunder reduced, and the Landlord shall have no responsibility or liability for any such interruption, curtailment, stoppage, or suspension of services or systems.

      (b) Notwithstanding anything to the contrary in this Lease contained, if the premises shall lack any service which Landlord is required to provide hereunder (thereby rendering the premises or a portion thereof untenantable) so that, for the Landlord Service Interruption Cure Period, as hereinafter defined, the continued operation in the ordinary course of Tenant's business is materially adversely affected and if Tenant ceases to use the affected portion of the premises during the period of untenantability as the direct result of such lack of service, then, provided that Tenant ceases to use the affected portion of the premises during the entirety of the Landlord Service Interruption Cure Period and that such untenantability and Landlord's inability to cure such condition is not caused by the fault or neglect of Tenant or Tenant's agents, employees or contractors, Yearly Rent, Operating Expense Excess and Tax Excess shall thereafter be abated in proportion to such untenantability until the day such condition is completely corrected. For the purposes hereof, the "Landlord Service Interruption Cure Period" shall be defined as five (5) consecutive business days after Landlord's receipt of written notice from Tenant of the condition causing untenantability in the premises, provided however, that the Landlord Service Interruption Cure Period shall be ten (10) consecutive business days after Landlord's receipt of written notice from Tenant of such condition causing untenantability in the premises if either the condition was caused by causes beyond Landlord's control or Landlord is unable to cure such condition as the result of causes beyond Landlord's control.

      (c) The provisions of Paragraph (c) of this Article 8.8 shall not apply in the event of untenantability caused by fire or other casualty, or taking (see Articles 18 and 20).

      8.9 ENERGY CONSERVATION. Notwithstanding anything to the contrary in this
Article 8 or in this Lease contained, Landlord may institute, and Tenant shall comply with, such policies, programs and measures as may be necessary, required, or expedient for the conservation and/or preservation of energy or energy services, or as may be necessary or required to comply with applicable codes, rules regulations or standards.

      8.10 MISCELLANEOUS. Other than air conditioning, all services provided by Landlord to Tenant are based upon an assumed maximum premises population of one person per two hundred (200) square feet of Total Rentable Area, which limit Tenant shall in no event exceed.

9.    ESCALATION

      9.1 DEFINITIONS. As used in this Article 9, the words and terms which follow mean and include the following:

            (a) "Operating Year" shall mean a calendar year in which occurs any part of the term of this Lease.

            (b) "Tenant's Proportionate Building Share" shall be the figure as stated in Exhibit 1. Tenant's Proportionate Building Share is the ratio of the Total Rentable Area of the premises to the aggregate Total Rentable Area of the Building.

            (c) "Tenant's Proportionate Common Area Share" shall initially be the figure as stated in Exhibit 1. Tenant's Proportionate Common Area Share is the ratio of the Total Rentable Area of the premises to the aggregate Total Rentable Area, from time to time, of all buildings within the Complex which have been completed and for which a certificate of occupancy has been issued. As additional buildings are completed within the Complex, Tenant's Proportionate Common Area Share shall be adjusted to equal the then current ratio of the Total Rentable Area of the premises to the aggregate Total Rentable Area within the Complex which is then completed and as to which a certificate of occupancy is issued.

            (d) "Taxes" shall mean the real estate taxes and other taxes, levies and assessments imposed upon the Building and the Common Areas of the Complex and upon any personal property of Landlord used in the operation thereof, or Landlord's interest in the Building, the Common Areas, or such personal property; charges, fees and assessments for transit, housing, police, fire or other governmental services or purported benefits to the Building and/or the Common Areas; service or user payments in lieu of taxes; and any and all other taxes, levies, betterments, assessments and charges arising from the ownership, leasing, operating, use or occupancy of the Building, the Common Areas or based upon rentals derived therefrom, which are or shall be imposed by National, State, Municipal or other authorities. As of the Execution Date, "Taxes" shall not include any franchise, rental, income or profit tax, capital levy or excise, provided, however, that any of the same and any other tax, excise, fee, levy, charge or assessment, however described, that may in the future be levied or assessed as a substitute for or an addition to, in whole or in part, any tax, levy or assessment which would otherwise constitute "Taxes," whether or not now customary or in the contemplation of the parties on the Execution Date of this Lease, shall constitute "Taxes," but only to the extent calculated as if the Complex is the only real estate owned by Landlord. "Taxes" shall also include expenses of tax abatement or other proceedings contesting assessments or levies. The parties acknowledge that, as of the Execution Date, Taxes are based upon several separate tax bills affecting the Complex. Taxes shall be allocated by Landlord, in Landlord's reasonable judgment, among the Building (the portion of Taxes allocable to the Building being referred to herein as "Building Taxes"), the other buildings of the Complex, and the Common Areas (the portion of Taxes allocable to the Common Areas being referred to herein as "Common Area Taxes").

            (e) "Tax Period" shall be any fiscal/tax period in respect of which Taxes are due and payable to the appropriate governmental taxing authority, any portion of which period occurs during the term of this Lease, the first such Period being the one in which the Term Commencement Date occurs.

            (f) "Operating Costs":

                  (1) Definition of Operating Costs. "Operating Costs" shall mean all costs incurred and expenditures of whatever nature made by Landlord in the operation and management, for repair and replacements, cleaning and maintenance of the Building, the Complex, and the Common Areas of the Complex including, without limitation, vehicular and pedestrian passageways related to the Complex, related equipment, facilities and appurtenances, elevators, cooling and heating equipment. In the event that Landlord or Landlord's managers or agents perform services for the benefit of the Complex off-site which would otherwise be performed on-site (e.g., accounting), the cost of such services shall be reasonably allocated among the properties benefiting from such service and shall be included in Operating Costs. Operating Costs shall include, without limitation, those categories of "Specifically Included Operating Costs," as set forth below, but shall not include "Excluded Costs," as hereinafter defined.

                  (2) Definition of Excluded Costs. "Excluded Costs" shall be defined as mortgage charges, brokerage commissions, salaries of executives and owners not directly employed in the management/operation of the Complex, the cost of work done by Landlord for the Tenant for which Tenant pays a separate charge, or for a particular tenant for which Landlord has the right to be reimbursed by such Tenant, any costs incurred by Landlord solely in connection with the operation of the Garage, any costs incurred by Landlord solely in connection with the operation of another Building in the Complex, costs of compliance with the ADA to the extent that such costs are excluded from Operating Costs pursuant to Article 17.7(b) of the Lease, and, subject to Subparagraph (3) below, such portion of expenditures as are not properly chargeable against income.

                  (3) Capital Expenditures.

                        (i) Replacements. If, during the term of this Lease,
                  Landlord shall replace any capital items or make any capital expenditures (collectively called "capital expenditures") the total amount of which is not properly includible in Operating Costs for the Operating Year in which they were made, there shall nevertheless be included in such Operating Costs and in Operating Costs for each succeeding Operating Year the amount, if any, by which the Annual Charge-Off (determined as hereinafter provided) of such capital expenditure (less insurance proceeds, if any, collected by Landlord by reason of damage to, or destruction of the capital item being replace) exceeds the Annual Charge-Off of the capital expenditure for the item being replaced.

                        (ii) New Capital Items. If a new capital item is
                  acquired which does not replace another capital item which was worn out, has become obsolete, etc., then there shall be included in Operating Costs for each Operating Year in which and after such capital expenditure is made the Annual Charge-Off of such capital expenditure. Notwithstanding anything to the contrary herein contained, with respect to a new (i.e.

                  as opposed to replacement) capital expenditure, such capital expenditure shall be included in Operating Costs only if:

                        1. the new capital item being acquired is required by
                           law, ordinance or regulation which first becomes effective and applicable to the Complex after the Execution Date of this Lease, or

                        2. The new capital item is reasonably projected to
                           reduce Operating Costs (taking into account the Annual Change-Off included in Operating Costs on account of such capital item).

                        (iii) Annual Charge-Off. "Annual Charge-Off" shall be
                  defined as the annual amount of principal and interest payments which would be required to repay a loan ("Capital Loan") in equal monthly installments over the Useful Life, as hereinafter defined, of the capital item in question on a direct reduction basis at an annual interest rate equal to the Capital Interest Rate, as hereinafter defined, where the initial principal balance is the cost of the capital item in question. Notwithstanding the foregoing, if Landlord reasonably concludes on the basis of engineering estimates that a particular capital expenditure will effect savings in Building operating expenses including, without limitation, energy-related costs, and that such projected savings will, on an annual basis ("Projected Annual Savings"), exceed the Annual Charge-Off of such capital expenditure computed as aforesaid, then and in such events, the Annual Charge-Off shall be increased to an amount equal to the Projected Annual Savings; and in such circumstances, the increased Annual Charge-Off (in the amount of the Projected Annual Savings) shall be made for such period of time as it would take to fully amortize the cost of the capital item in question, together with interest thereon at the Capital Interest Rate as aforesaid, in equal monthly payments, each in the amount of one-twelfth (1/12th) of the Projected Annual Savings, with such payments being applied first to interest and the balance to principal.

                        (iv) Useful Life. "Useful Life" shall be reasonably
                  determined by Landlord in accordance with generally accepted accounting principles and practices in effect at the time of acquisition of the capital item.

                        (v) Capital Interest Rate. "Capital Interest Rate" shall
                  be defined as an annual rate of either one percentage point over the AA Bond rate (Standard & Poor's corporate composite or, if unavailable, its equivalent) as reported in the financial press at the time the capital expenditure is made or, if the capital item is acquired through third-party financing, then the actual (including fluctuating) rate paid by Landlord in financing the acquisition of such capital item.

                  (4) Specifically Included Categories of Operating Costs.
            Operating Costs shall include, but not be limited to, the following:

                  Taxes (other than real estate taxes): Sales, Federal Social
            Security, Unemployment and Old Age Taxes and contributions and State Unemployment taxes and contributions accruing to and paid by the Landlord on account of all employees of Landlord and/or Landlord's managing agent, who are employed in, about or on account of the Complex, except that taxes levied upon the net income of the Landlord and taxes withheld from employees, and "Taxes" as defined in Article 9.1(d) shall not be included herein.

                  Water: All charges and rates connected with water supplied to the Building and related sewer use charges.

                  Heat and Air Conditioning: All charges connected with heat and air conditioning supplied to the Building.

                  Wages: Wages and cost of all employee benefits of all
            employees of the Landlord and/or Landlord's managing agent who are employed in, about or on account of the Building, provided however, that Operating Costs shall not include wages or costs with respect to any employee above the level of general manager.

                  Cleaning: The cost of labor and material for cleaning the
            Building, surrounding areaways and windows in the Building.

                  Elevator Maintenance: All expenses for or on account of the upkeep and maintenance of all elevators in the Building.

                  Management Fee: The cost of professional management of the
            Building at a rate not to exceed four (4%) of gross income.

                  Administrative Costs: The cost of office expense, including, without limitation, rent, business supplies and equipment.

                  Electricity: The cost of all electric current for the
            operation of any machine, appliance or device used for the operation of the premises and the Building, including the cost of electric current for the elevators, lights, air conditioning and heating, but not including electric current which is paid for directly to the utility by the user/tenant in the Building. (If and so long as Tenant is billed directly by the electric utility for its own consumption as determined by its separate meter, or billed directly by Landlord as determined by a check meter, then Operating Costs shall include only Building and public area electric current consumption and not any demised premises electric current consumption. Wherever separate metering is unlawful, prohibited by utility company regulation or tariff or is otherwise impracticable, relevant consumption figures for the purposes of this Article 9 shall be determined by fair and reasonable allocations and engineering estimates made by Landlord. Furthermore, if and to the extent that the Operating-Costs-in-the-Base-Year figure shall include any component representing the cost to the Landlord of electric current supplied to any tenant's premises under so-called "rent-inclusion" lease arrangements, then if such cost is eliminated from Operating Costs in an Operating Year in accordance with the foregoing provisions, the figure for Operating Costs in the Base Year for the purposes of this Article 9 shall likewise be reduced by the amount for such cost component.)

                  Insurance, etc.: Fire, casualty, liability, rent loss and such other insurance as may from time to time be required by lending institutions on first-class office buildings in Cambridge, Massachusetts and all other expenses customarily incurred in connection with the operation and maintenance of first-class office buildings in Cambridge, Massachusetts including, without limitation, insurance deductible amounts and rental costs associated with the Building's management office.

            (5) Definitions of Building Operating Costs and Common Area Operating Costs. "Building Operating Costs" shall be defined as the amount of Operating Costs allocable to the Building in any Operating Year. "Common Area Operating Costs" shall be defined as the amount of Operating Costs allocable to the Common Areas in any Operating Year. All Operating Costs incurred by Landlord in respect of the Complex shall be allocated, in Landlord's reasonable judgment, among the Building, the other buildings of the Complex, and the Common Areas.

      9.2 TAX EXCESS. Commencing as of the Rent Commencement Date and continuing thereafter with respect to each Tax Year occurring during the term of the Lease, Tenant shall pay to Landlord, with respect to any Tax Period, the sum of: (x) Tenant's Proportionate Building Share of the amount (if any) by which Building Taxes for such Tax Period exceeds the Building Tax Base, plus (y) Tenant's Proportionate Common Share of the amount (if any) by which Common Area Taxes for such Tax Period exceeds the Common Area Tax Base, such amount being hereinafter referred to as "Tax Excess". Tax Excess shall be due when billed by Landlord. In implementation and not in limitation of the foregoing, Tenant shall remit to Landlord pro rata monthly installments on account of projected Tax Excess, calculated by Landlord on the basis of the most recent Tax data or budget available. If the total of such monthly remittances on account of any Tax Period is greater than the actual Tax Excess for such Tax Period, Tenant may credit the difference against the next installment of rental or other charges due to Landlord hereunder. If the total of such remittances is less than the actual Tax Excess for such Tax Period, Tenant shall pay the difference to Landlord when billed therefor.

      Appropriate credit against Tax Excess shall be given for any refund obtained by reason of a reduction in any Taxes by the Assessors or the administrative, judicial or other governmental agency responsible therefor. The original computations, as well as reimbursement or payments of additional charges, if any, or allowances, if any, under the provisions of this Article 9.2 shall be based on the original assessed valuations with adjustments to be made at a later date when the tax refund, if any, shall be paid to Landlord by the taxing authorities. Expenditures for legal fees and for other similar or dissimilar expenses incurred in obtaining the tax refund may be charged against the tax refund before the adjustments are made for the Tax Period.

      9.3 OPERATING EXPENSE EXCESS. Commencing as of the Rent Commencement Date and continuing thereafter with respect to each Operating Year occurring during the term of the Lease, Tenant shall pay to Landlord, with respect to any Operating Year, the sum of: (x) Tenant's Proportionate Building Share of the amount (if any) by which Building Operating Costs for such Operating Year exceeds the Building Operating Costs Base, plus (y) Tenant's Proportionate Common Share of the amount (if any) by which Common Operating Costs for such Operating Year exceeds the Common Operating Costs Base, such amount being hereinafter referred to as "Operating Expense Excess." Operating Expense Excess shall be due when billed by Landlord. In implementation and not in limitation of the foregoing, Tenant shall remit to Landlord pro rata monthly installments on account of projected Operating

Expense Excess, calculated by Landlord on the basis of the most recent Operating Costs data or budget available. If the total of such monthly remittances on account of any Operating Year is greater than the actual Operating Expense Excess for such Operating Year, Tenant may credit the difference against the next installment of rent or other charges due to Landlord hereunder. If the total of such remittances is less than actual Operating Expense Excess for such Operating Year, Tenant shall pay the difference to Landlord when billed therefor.

      9.3A TENANT'S AUDIT RIGHT. Subject to the provisions of this paragraph, Tenant shall have the right, at Tenant's cost and expense, to examine all documentation and calculations prepared in the determination of Operating Expense Excess:

      1. Such documentation and calculation shall be made available to Tenant at the offices where Landlord keeps such records during normal business hours within a reasonable time after Landlord receives a written request from Tenant to make such examination.

      2. Tenant shall have the right to make such examination no more than once in respect of any period in which Landlord has given Tenant a statement of the actual amount of Operating Costs.

      3. Any request for examination in respect of any Operating Year may be made no more than sixty (60) days after Landlord advises Tenant of the actual amount of Operating Costs in respect of such period.

      4. Such examination may be made only by a national recognized independent certified public accounting firm approved by Landlord. Without limiting Landlord's approval rights, Landlord may withhold its approval of any examiner of Tenant who is being paid by Tenant on a contingent fee basis.

      5. As a condition to performing any such examination, Tenant and its examiners shall be required to execute and deliver to Landlord an agreement, in form reasonably acceptable to Landlord, agreeing to keep confidential any information which it discovers about Landlord or the Building in connection with such examination.

      9.4 PART YEARS. If the Rent Commencement Date or the Termination Date occurs in the middle of an Operating Year or Tax Period, Tenant shall be liable for only that portion of the Operating Expense Excess or Tax Excess, as the case may be, in respect of such Operating Year or Tax Period represented by a fraction the numerator of which is the number of days of the herein term after the Rent Commencement Date which falls within the Operating Year or Tax Period and the denominator of which is three hundred sixty-five (365), or the number of days in said Tax Period, as the case may be.

      9.5 EFFECT OF TAKING. In the event of any taking of the Building or the land upon which it stands under circumstances whereby this Lease shall not terminate under the provisions of Article 20 then, Tenant's Proportionate Building Share and Tenant's Proportionate Common Area Share shall be adjusted appropriately to reflect the proportion of the premises and/or the Building remaining after such taking.

      9.6 SURVIVAL. Any obligations under this Article 9 which shall not have been paid at the expiration or sooner termination of the term of this Lease shall survive such expiration and shall be paid when and as the amount of same shall be determined to be due.

10.   CHANGES OR ALTERATIONS BY LANDLORD

      Landlord reserves the right, exercisable by itself or its nominee, at any time and from time to time without the same constituting an actual or constructive eviction and without incurring any liability to Tenant therefor or otherwise affecting Tenant's obligations under this Lease, to make such changes, alterations, additions, improvements, repairs or replacements in or to: (i) the Building (including the premises) and the fixtures and equipment thereof, (ii) the street entrances, halls, passages, elevators, escalators, and stairways of the Building, and (iii) the Common Areas, and facilities located therein, as Landlord may deem necessary or desirable, and to change the arrangement and/or location of entrances or passageways, doors and doorways, and corridors, elevators, stairs, toilets, or other public parts of the Building and/or the Common Areas, provided, however, that there be no unreasonable obstruction of the right of access to, or unreasonable interference with the use and enjoyment of, the premises by Tenant. Nothing contained in this Article 10 shall be deemed to relieve Tenant of any duty, obligation or liability of Tenant with respect to making any repair, replacement or improvement or complying with any law, order or requirement of any governmental or other authority. Landlord reserves the right to adopt and at any time and from time to time to change the name or address of the Building. Neither this Lease nor any use by Tenant shall give Tenant any right or easement for the use of any door, passage, concourse, walkway or parking area within the Building or in the Common Areas, and the use of such doors, passages, concourses, walkways, parking areas and such conveniences may be regulated or discontinued at any time and from time to time by Landlord without notice to Tenant and without affecting the obligation of Tenant hereunder or incurring any liability to Tenant therefor, provided, however, that there be no unreasonable obstruction of the right of access to, or unreasonable interference with the use of the premises by Tenant.

      If at any time any windows of the premises are temporarily closed or darkened for any reason whatsoever including but not limited to, Landlord's own acts, Landlord shall not be liable for any damage Tenant may sustain thereby and Tenant shall not be entitled to any compensation therefor nor abatements of rent nor shall the same release Tenant from its obligations hereunder nor constitute an eviction.

11.   FIXTURES, EQUIPMENT AND IMPROVEMENTS--REMOVAL BY TENANT

      All fixtures, equipment, improvements and appurtenances attached to or built into the premises prior to or during the term, whether by Landlord at its expense or at the expense of Tenant (either or both) or by Tenant shall be and remain part of the premises and shall not be removed by Tenant during or at the end of the term unless Landlord otherwise elects to require Tenant to remove such fixtures, equipment, improvements and appurtenances, in accordance with Articles 12 and/or 22 of the Lease. All electric, telephone, telegraph, communication, radio, plumbing, heating and sprinkling systems, fixtures and outlets, vaults, paneling, molding, shelving, radiator enclosures, cork, rubber, linoleum and composition floors, ventilating, silencing, air conditioning and cooling equipment, shall be deemed to be included in such fixtures, equipment, improvements and appurtenances, whether or not attached to or built into the premises. Where not built into the premises, all removable electric fixtures, carpets, drinking or tap water facilities, furniture, or trade fixtures or business equipment or Tenant's inventory or stock in trade shall not be deemed to be included in such fixtures, equipment, improvements and appurtenances and may be, and upon the request of Landlord will be, removed by Tenant upon the condition that such removal shall not materially damage the premises or the Building and that the cost of repairing any damage to the premises or the Building arising from installation or such removal shall be paid by Tenant.

12.   ALTERATIONS AND IMPROVEMENTS BY TENANT

      (a) Tenant shall make no alterations, decorations, installations, removals, additions or improvements in or to the premises without Landlord's prior written consent made by contractors or mechanics approved by Landlord. No installations or work shall be undertaken or begun by Tenant until: (i) Landlord has approved written plans and specifications and a time schedule for such work;
(ii) Tenant has made provision for either written waivers of liens from all contractors, laborers and suppliers of materials for such installations or work, the filing of lien bonds on behalf of such contractors, laborers and suppliers, or other appropriate protective measures approved by Landlord; and (iii) Tenant has procured appropriate surety payment and performance bonds. No material amendments or additions to such plans and specifications shall be made without the prior written consent of Landlord.

      (b) Notwithstanding anything to the contrary herein contained, Tenant shall have the right, without obtaining Landlord's consent, to make interior nonstructural alterations, additions, or improvements, provided however that
Tenant:

      (1) shall give prior written notice to Landlord of such alterations, additions or improvements;

      (2) Tenant shall submit to Landlord plans for such alterations, additions or improvements if Tenant utilizes plans for such alterations, additions or improvements, and

      (3) that such alterations, additions or improvements shall not materially, adversely affect any of the Building's systems, or the ceiling of the premises.

      (c) Landlord's consent and approval required under this Article 12 shall not be unreasonably withheld. Landlord's approval is solely given for the benefit of Landlord and neither Tenant nor any third party shall have the right to rely upon Landlord's approval of Tenant's plans for any purpose whatsoever. Without limiting the foregoing, Tenant shall be responsible for all elements of the design of Tenant's plans (including, without limitation, compliance with law, functionality of design, the structural integrity of the design, the configuration of the premises and the placement of Tenant's furniture, appliances and equipment), and Landlord's approval of Tenant's plans shall in no event relieve Tenant of the responsibility for such design. Landlord shall have no liability or responsibility for any claim, injury or damage alleged to have been caused by the particular materials, whether building standard or non-building standard, appliances or equipment selected by Tenant in connection with any work performed by or on behalf of Tenant in the premises including, without limitation, furniture, carpeting, copiers, laser printers, computers and refrigerators.

      (d) Any such work, alterations, decorations, installations, removals, additions and improvements shall be done at Tenant's sole expense and at such times and in such manner as Landlord may from time to time designate.

      (e) If Tenant shall make any alterations, decorations, installations, removals, additions or improvements then Landlord may elect to require the Tenant at the expiration or sooner termination of the term of this Lease to restore the premises to substantially the same condition as existed at the Term Commencement Date. Landlord agrees to make such election at the time that Landlord approves Tenant's plans for any such alterations, etc., if Tenant requests in writing that Landlord make such election at the time that Tenant requests Landlord's approval of such alterations, etc.

      (f) Tenant shall pay, as an additional charge, the entire increase in real estate taxes on the Building which shall result from or be attributable to any alteration, addition or improvement to the premises made by or for the account of Tenant.

13. TENANT'S CONTRACTORS--MECHANICS' AND OTHER LIENS--STANDARD OF TENANT'S PERFORMANCE--COMPLIANCE WITH LAWS

      Whenever Tenant shall make any alterations, decorations, installations, removals, additions or improvements in or to the premises--whether such work be done prior to or after the Term Commencement Date--Tenant will strictly observe the following covenants and agreements:

            (a) Tenant agrees that it will not, either directly or indirectly, use any contractors and/or materials if their use will create any difficulty, whether in the nature of a labor dispute or otherwise, with other contractors and/or labor engaged by Tenant or Landlord or others in the construction, maintenance and/or operation of the Building or any part thereof, but Tenant shall not be required to engage union labor if Tenant is able, nonetheless, to satisfy the requirements of this Article 13(a).

            (b) In no event shall any material or equipment be incorporated in or added to the premises, so as to become a fixture or otherwise a part of the Building, in connection with any such alteration, decoration, installation, addition or improvement which is subject to any lien, charge, mortgage or other encumbrance of any kind whatsoever or is subject to any security interest or any form of title retention agreement. No installations or work shall be undertaken or begun by Tenant until (i) Tenant has made provision for written waiver of liens from all contractors, laborers and suppliers of materials for such installations or work, and taken other appropriate protective measures approved by Landlord; and (ii) Tenant has procured appropriate surety payment and performance bonds which shall name Landlord as an additional obligee and has filed lien bond(s) (in jurisdictions where available) on behalf of such contractors, laborers and suppliers. Any mechanic's lien filed against the premises or the Building for work claimed to have been done for, or materials claimed to have been furnished to, Tenant shall be discharged by Tenant within ten (10) days thereafter, at Tenant's expense by filing the bond required by law or otherwise. If Tenant fails so to discharge any lien, Landlord may do so at Tenant's expense and Tenant shall reimburse Landlord for any expense or cost incurred by Landlord in so doing within fifteen (15) days after rendition of a bill therefor.

            (c) All installations or work done by Tenant shall be at its own expense and shall at all times comply with (i) laws, rules, orders and regulations of governmental authorities having jurisdiction thereof; (ii) orders, rules and regulations of any Board of Fire Underwriters, or any other body hereafter constituted exercising similar functions, and governing insurance rating bureaus; (iii) Rules and Regulations of Landlord; and (iv) plans and specifications prepared by and at the expense of Tenant theretofore submitted to and approved by Landlord.

            (d) Tenant shall procure all necessary permits before undertaking any work in the premises; do all of such work in a good and workmanlike manner, employing materials of good quality and complying with all governmental requirements; and defend, save harmless, exonerate and indemnify Landlord from all injury, loss or damage to any person or property occasioned by or growing out of such work. Tenant shall cause contractors employed by Tenant to carry Worker's Compensation Insurance in accordance with statutory requirements, Automobile Liability Insurance and, naming Landlord as an additional insured, Commercial General Liability Insurance covering such contractors on or about the premises in the amounts stated in Article 15 hereof or in such other reasonable amounts as Landlord shall require and to submit certificates evidencing such coverage to Landlord prior to the commencement of such work.

14.   REPAIRS BY TENANT--FLOOR LOAD

      14.1 REPAIRS BY TENANT. Tenant shall keep all and singular the premises neat and clean (including periodic rug shampoo and waxing of tiled floors and cleaning of blinds and drapes) and in such repair, order and condition as the same are in on the Term Commencement Date or may be put in during the term hereof, reasonable use and wearing thereof and damage by fire or by other casualty excepted. Tenant shall be solely responsible for the proper maintenance of all equipment and appliances operated by Tenant, including, without limitation, copiers, laser printers, computers and refrigerators. Tenant shall be responsible for janitorial services to be provided to any bathrooms located within the premises. Tenant shall make, as and when needed as a result of misuse by, or neglect or improper conduct of, Tenant or Tenant's servants, employees, agents, contractors, invitees, or licensees or otherwise, all repairs in and about the premises necessary to preserve them in such repair, order and condition, which repairs shall be in quality and class equal to the original work. Landlord may elect, at the expense of Tenant, to make any such repairs or to repair any damage or injury to the Building or the premises caused by moving property of Tenant in or out of the Building, or by installation or removal of furniture or other property, or by misuse by, or neglect, or improper conduct of, Tenant or Tenant's servants, employees, agents, contractors, or licensees.

      14.2 FLOOR LOAD--HEAVY MACHINERY. Tenant shall not place a load upon any floor of the premises exceeding the floor load per square foot of area which such floor was designed to carry and which is allowed by law. Landlord reserves the right to prescribe the weight and position of all business machines and mechanical equipment, including safes, which shall be placed so as to distribute the weight. Business machines and mechanical equipment shall be placed and maintained by Tenant at Tenant's expense in settings sufficient in Landlord's judgment to absorb and prevent vibration, noise and annoyance. Tenant shall not move any safe, heavy machinery, heavy equipment, freight, bulky matter, or fixtures into or out of the Building without Landlord's prior written consent. If such safe, machinery, equipment, freight, bulky matter or fixtures requires special handling, Tenant agrees to employ only persons holding a Master Rigger's License to do said work, and that all work in connection therewith shall comply with applicable laws and regulations. Any such moving shall be at the sole risk and hazard of Tenant and Tenant will defend, indemnify and save Landlord harmless against and from any liability, loss, injury, claim or suit resulting directly or indirectly from such moving. Proper placement of all such business machines, etc., in the premises shall be Tenant's responsibility.

15.   INSURANCE, INDEMNIFICATION, EXONERATION AND EXCULPATION

      15.1 GENERAL LIABILITY INSURANCE. Tenant shall procure, and keep in force and pay for Commercial General Liability Insurance insuring Tenant on an occurrence basis against all claims and demands for personal injury liability (including, without limitation, bodily injury, sickness, disease, and death) or damage to property which may be claimed to have occurred from and after the time Tenant and/or its contractors enter the premises in accordance with Article 4 of this Lease, of not less than Two Million ($2,000,000) Dollars in the event of personal injury to any number of persons or damage to property, arising out of any one occurrence, and from time to time thereafter shall be not less than such higher amounts, if procurable, as may be reasonably required by Landlord and are customarily carried by responsible similar tenants in the City or Town wherein the Building is located.

      15.2 CERTIFICATES OF INSURANCE. Such insurance shall be effected with insurers approved by Landlord, authorized to do business in the State wherein the Building is situated under valid and enforceable policies wherein Tenant names Landlord and Landlord's managing agent as additional insureds. Such insurance shall provide that it shall not be canceled or modified without at least thirty (30) days' prior written notice to each insured named therein. On or before the time Tenant and/or its contractors enter the premises in accordance with Articles 4 and 14 of this Lease and thereafter not less than fifteen (15) days prior to the expiration date of each expiring policy, original copies of the policies provided for in Article 15.1 issued by the respective insurers, or certificates of such policies setting forth in full the provisions thereof and issued by such insurers together with evidence satisfactory to Landlord of the payment of all premiums for such policies, shall be delivered by Tenant to Landlord and certificates as aforesaid of such policies shall upon request of Landlord, be delivered by Tenant to the holder of any mortgage affecting the premises.

      15.3 GENERAL. Tenant will save Landlord, its agents and employees, harmless and will exonerate, defend and indemnify Landlord, its agents and employees, from and against any and all claims, liabilities or penalties asserted by or on behalf of any person, firm, corporation or public authority arising from the Tenant's breach of the Lease or:

            (a) On account of or based upon any injury to person, or loss of or damage to property, sustained or occurring on the premises on account of or based upon the act, omission, fault, negligence or misconduct of any person whomsoever (except to the extent the same is caused by Landlord, its agents, contractors or employees);

            (b) On account of or based upon any injury to person, or loss of or damage to property, sustained or occurring elsewhere (other than on the premises) in or about the Building (and, in particular, without limiting the generality of the foregoing, on or about the elevators, stairways, public corridors, sidewalks, concourses, arcades, malls, galleries, vehicular tunnels, approaches, areaways, roof, or other appurtenances and facilities used in connection with the Building or premises) arising out of the use or occupancy of the Building or premises by the Tenant, or by any person claiming by, through or under Tenant, or on account of or based upon the act, omission, fault, negligence or misconduct of Tenant, its agents, employees or contractors; and

            (c) On account of or based upon (including monies due on account of) any work or thing whatsoever done (other than by Landlord or its contractors, or agents or employees of either) on the premises during the term of this Lease and during the period of time, if any, prior to the Term Commencement Date that Tenant may have been given access to the premises.

            (d) Tenant's obligations under this Article 15.3 shall be insured either under the Commercial General Liability Insurance required under Article 15.1, above, or by a contractual insurance rider or other coverage; and certificates of insurance in respect thereof shall be provided by Tenant to Landlord upon request.

      15.4 PROPERTY OF TENANT. In addition to and not in limitation of the foregoing, Tenant covenants and agrees that, to the maximum extent permitted by law, all merchandise, furniture, fixtures and property of every kind, nature and description related or arising out of Tenant's leasehold estate hereunder, which may be in or upon the premises or Building, in the public corridors, or on the sidewalks, areaways and approaches adjacent thereto, shall be at the sole risk and hazard of Tenant, and that if the whole or any part thereof shall be damaged, destroyed, stolen or removed from any cause or reason whatsoever no part of said damage or loss shall be charged to, or borne by, Landlord.

      15.5 BURSTING OF PIPES, ETC. Landlord shall not be liable for any injury or damage to persons or property resulting from fire, explosion, falling plaster, steam, gas, air contaminants or emissions, electricity, electrical or electronic emanations or disturbance, water, rain or snow or leaks from any part of the Building or from the pipes, appliances, equipment or plumbing works or from the roof, street or sub-surface or from any other place or caused by dampness, vandalism, malicious mischief or by any other cause of whatever nature, unless caused by or due to the negligence of Landlord, its agents, servants or employees, and then only after (i) notice to Landlord of the condition claimed to constitute negligence and (ii) the expiration of a reasonable time after such notice has been received by Landlord without Landlord having taken all reasonable and practicable means to cure or correct such condition, where notice and an opportunity to cure are appropriate (i.e., where Tenant has an opportunity to know or should have known of such condition sufficiently in advance of the occurrence of any such injury or damage resulting therefrom as would have enabled Landlord to prevent such damage or loss had Tenant notified Landlord of such condition); and pending such cure or correction by Landlord, Tenant shall take all reasonably prudent temporary measures and safeguards to prevent any injury, loss or damage to persons or property. In no event shall Landlord be liable for any loss, the risk of which is covered by Tenant's insurance or is required to be so covered by this Lease; nor shall Landlord or its agents be liable for any such damage caused by other tenants or persons in the Building or caused by operations in construction of any private, public, or quasi-public work; nor shall Landlord be liable for any latent defect in the premises or in the Building.

      15.6  REPAIRS AND ALTERATIONS--NO DIMINUTION OF RENTAL VALUE.

      (a) Except as otherwise provided in Article 18, there shall be no allowance to Tenant for diminution of rental value and no liability on the part of Landlord by reason of inconvenience, annoyance or injury to Tenant arising from any repairs, alterations, additions, replacements or improvements made by Landlord, or any related work, Tenant or others in or to any portion of the Building or premises or any property adjoining the Building, or in or to fixtures, appurtenances, or equipment thereof, or for failure of Landlord or others to make any repairs, alterations, additions or improvements in or to any portion of the Building, or of the premises, or in or to the fixtures, appurtenances or equipment thereof.

      (b) Notwithstanding anything to the contrary in this Lease contained, if due to any such repairs, alterations, replacements, or improvements made by Landlord or if due to Landlord's failure to make any repairs, alterations, or improvements required to be made by Landlord, any portion of the premises becomes untenantable so that for the Premises Untenantability Cure Period, as hereinafter defined, the continued operation in the ordinary course of Tenant's business is materially adversely affected, then, provided that Tenant ceases to use the affected portion of the premises during the entirety of the Premises Untenantability Cure Period by reason of such untenantability, and that such untenantability and Landlord's inability to cure such condition is not caused by the fault or neglect of Tenant or Tenant's agents, employees or contractors, Yearly Rent, Operating Expense Excess and Tax Excess shall thereafter be abated in proportion to such untenantability until the day such condition is completely corrected. For the purposes hereof, the "Premises Untenantability Cure Period" shall be defined as five (5) consecutive business days after Landlord's receipt of written notice from Tenant of the condition causing untenantability in the premises, provided however, that the Premises Untenantability Cure Period shall be ten (10) consecutive business days after Landlord's receipt of written notice from Tenant of such condition causing untenantability in the premises if either the condition was caused by causes beyond Landlord's control or Landlord is unable to cure such condition as the result of causes beyond Landlord's control.

      (c) The provisions of Paragraph (b) of this Article 15.6 shall not apply in the event of untenantability caused by fire or other casualty, or taking (see Articles 18 and 20).

16.   ASSIGNMENT, MORTGAGING AND SUBLETTING

      (a) Tenant covenants and agrees that neither this Lease nor the term and estate hereby granted, nor any interest herein or therein, will be assigned, mortgaged, pledged, encumbered or otherwise transferred, voluntarily, by operation of law or otherwise, and that neither the premises, nor any part thereof will be encumbered in any manner by reason of any act or omission on the part of Tenant, or used or occupied, or permitted to be used or occupied, or utilized for desk space or for mailing privileges, by anyone other than Tenant, or for any use or purpose other than as stated in Exhibit 1, or be sublet, or offered or advertised for subletting. Notwithstanding the foregoing, it is hereby expressly understood and agreed however, if Tenant is a corporation, that the assignment or transfer of this Lease, and the term and estate hereby granted, to any corporation into which Tenant is merged or with which Tenant is consolidated which corporation shall have a net worth at least equal to that of Tenant immediately prior to such merger or consolidation (such corporation being hereinafter called "Assignee"), shall not be deemed to be prohibited hereby if, and upon the express condition that Assignee and Tenant shall promptly execute, acknowledge and deliver to Landlord an agreement ("Assumption Agreement") in form and substance satisfactory to Landlord whereby Assignee shall agree to be independently bound by and upon all the covenants, agreements, terms, provisions and conditions set forth in this Lease on the part of Tenant to be performed, and whereby Assignee shall expressly agree that the provisions of this Article 16 shall, notwithstanding such assignment or transfer, continue to be binding upon it with respect to all future assignments and transfers; provided however, that if, by reason of such a merger or consolidation, the Tenant does not survive and the Assignee is deemed to have assumed all of Tenant's obligations under the Lease by operation of law, Tenant and the Assignee deliver to Landlord reasonable evidence of such merger and consolidation in lieu of delivering to Landlord an Assumption Agreement.

      (b) Notwithstanding anything to the contrary in the Lease contained:

      (1) Tenant shall, prior to offering or advertising the premises, or any portion thereof, for sublease or assignment to any person or entity or than an Assignee, as defined in Article 16A, or an Affiliated Entity, as defined in
Article 16D, give Landlord a Recapture Offer, as hereinafter defined.

      (2) For the purposes hereof a "Recapture Offer" shall be defined as a notice in writing from Tenant to Landlord which:

            (i) States that Tenant desires to sublet the premises, or a portion thereof, or to assign its interest in this Lease.

            (ii) Identifies the affected portion of the premises ("Recapture Premises").

            (iii) Identifies the period of time ("Recapture Period") during which Tenant proposes to sublet the Recapture Premises or to assign its interest in the Lease.

            (iv) Offers to Landlord to terminate the Lease in respect of the Recapture Premises (in the case of a proposed assignment of Tenant's interest in the Lease or a subletting for the remainder of the term of the Lease) or to suspend the term of the Lease pro tanto in respect of the Recapture Period (i.e. the term of the Lease in respect of the Recapture Premises shall be terminated during the Recapture Period and Tenant's rental obligations shall be reduced in proportion to the ratio of the Total Rentable Area of the Recapture Premises to the Total Rentable Area of the premises then demised to Tenant).

      (3) Landlord shall have a period of time equal to the applicable Acceptance Period, as hereinafter defined, to accept a Recapture Offer by written notice to Tenant within such Acceptance Period. The "Acceptance Period" with respect to any proposed sublease where the size of the Recapture Premise is less than 10,000 square feet of Total Rentable Area shall be have thirty (30) days after Landlord receives the Recapture Offer, and the "Acceptance Period" with respect to any proposed sublease where the size of the Recapture Premises is 10,000 square feet of Total Rentable Area or more shall be forty-five (45) days after Landlord receives the Recapture Offer. If Landlord does not timely give written notice to Tenant accepting a Recapture Offer, then Landlord agrees that it will not unreasonably withhold or delay its consent to a sublease of the Recapture Premises for the Recapture Period, or an assignment of Tenant's interest in the Lease, as the case may be, to a Qualified Transferee, as hereinafter defined.

      (4) For the purposes hereof, a "Qualified Transferee" shall be defined as a person, firm or corporation which, in Landlord's reasonable opinion:

            (i) is financially responsible and of good reputation;

            (ii) is engaged in a business, the functional aspects of which, with respect to the premises, are similar to the use of other premises made by other office space tenants in the Building; and

            (iii) such Qualified Transferee desires is not a Restricted Occupant, as hereinafter defined.

      (5) For the purposes hereof, a "Restricted Occupant" shall be defined as any tenant or subtenant of premises in the Complex ("Occupant") unless such Occupant satisfies all three of the following criteria:

            (i) Such Occupant desires to sublease the Recapture Premises for expansion purposes only; and

            (ii) Such Occupant's occupancy of the Recapture Premises will not, either directly or indirectly, cause a vacancy in the premises which such occupant then occupies in the Complex; and

            (iii) Such Occupant's need, as to the size of premises and length of term, cannot then (i.e., at the time that Tenant requests Landlord's consent to such Occupant) be satisfied by Landlord.

      (6) Notwithstanding anything to the contrary in this Article 16(b) contained:

            (i) If Tenant is in default of a material obligation under the Lease at the time that it makes the aforesaid offer to Landlord, such default shall be deemed to be a "reasonable" reason for Landlord withholding its consent to any proposed subletting or assignment; and

            (ii) If Tenant does not enter into a sublease with a subtenant (or an assignment to an assignee, as the case may be) approved by Landlord, as aforesaid, on or before the date which is one hundred eighty (180) days after the earlier of: (x) the expiration of the applicable Acceptance Period, or (y) the date that Landlord notifies Tenant that Landlord will not accept Tenant's offer to terminate or suspend the Lease, then Landlord shall have the right arbitrarily to withhold its consent to any subletting or assignment proposed to be entered into by Tenant after the expiration of said one hundred eighty (180) day period unless Tenant again offers, in accordance with this Article 16(b), either to terminate or to suspend the Lease in respect of the portion of the premises proposed to be sublet (or in respect of the entirety of the premises in the event of a proposed assignment, as the case may be). If Tenant shall make any subsequent offers to terminate or suspend the Lease pursuant to this Article 16(b), any such subsequent offers shall be treated in all respects as if it is Tenant's first offer to suspend or terminate the Lease pursuant to this
      Article 16(b), provided that the period of time Landlord shall have in which to accept or reject such subsequent offer shall be fifteen (15) days.

      (7) Notwithstanding anything to the contrary herein contained, Tenant shall have no right, under this Article 16(b), prior to the date one (1) year after the Occupancy Date. Without limiting the foregoing, Tenant shall have no right to give Landlord a Recapture Offer prior to the date one (1) year after the Occupancy Date.

      (8) No subletting or assignment shall relieve Tenant of its primary obligation as party-Tenant hereunder, nor shall it reduce or increase Landlord's obligations under the Lease.

      (c) Notwithstanding anything to the contrary herein contained, Tenant shall have the right, without obtaining Landlord's consent and without giving Landlord a Recapture Offer, to assign its interest in this Lease and to sublease the premises, or any portion thereof, to an Affiliated Entity, as hereinafter defined, so long as such entity remains in such relationship to Tenant, and provided that prior to or simultaneously with such assignment or sublease, such Affiliated Entity executes and delivers to Landlord an Assumption Agreement, as hereinabove defined. For the purposes hereof, an "Affiliated Entity" shall be defined as any entity which is controlled by, is under common control with, or which controls Tenant. For the purposes hereof, control shall mean the direct or indirect ownership of more than fifty (50%) percent of the beneficial interest of the entity in question.

      (d) In the event of an assignment of this Lease or a sublease of the premises or any portion thereof to anyone other than an Assignee, as defined in
Article 16(a), or an Affiliated Entity, as defined in Article 16(c), Tenant shall pay to Landlord fifty (50%) percent of any Net Sublease Profits (as defined below), payable in accordance with the following. In the case of an assignment of this Lease, "Net Sublease Profit": (1) shall be defined as a lump sum in the amount (if any) by which any consideration paid by the assignee in consideration of or as an inducement to Tenant to make said assignment exceeds the reasonable attorneys' fees, construction costs and brokerage fees incurred by Tenant in order to effect such assignment (collectively, "Sublease Expenses"), and (2) be payable concurrently with the payment to be made by the assignee to Tenant. In the case of a sublease, "Net Sublease Profit": (3) shall be defined as a monthly amount equal to the amount by which the sublease rent and other charges payable by the subtenant to Tenant under the sublease exceed the sum of the rent and other charges payable under this Lease for the premises or allocable to the sublet portion thereof, plus a monthly amount equal to the Sublease Expenses divided by the number of months in the term of the sublease, and (4) shall be payable on a monthly basis concurrently with the subtenant's payment of rent to Tenant under the sublease, but only to the extent such sublease rents are actually received by Tenant.

      (e) If Tenant is an individual who uses and/or occupies the premises with partners, or if Tenant is a partnership, then:

            (i) Each present and future partner shall be personally bound by and upon all of the covenants, agreements, terms, provisions and conditions set forth in this Lease on the part of Tenant to be performed; and

            (ii) In confirmation of the foregoing, Landlord may (but without being required to do so) request (and Tenant shall duly comply) that Tenant, at the time that Tenant admits any new partner to its partnership, shall require each such new partner to execute an agreement in form and substance satisfactory to Landlord whereby such new partner shall agree to be personally bound by and upon all of the covenants, agreements, terms, provisions and conditions of this Lease on the part of Tenant to be performed, without regard to the time when such new partner is admitted to partnership or when any obligations under any such covenants, etc., accrue.

      (f) If this Lease be assigned, or if the premises or any part thereof be sublet or occupied by anybody other than Tenant, Landlord may, at any time and from time to time, collect rent and other charges from the assignee, subtenant or occupant, and apply the net amount collected to the rent and other charges herein reserved then due and thereafter becoming due, but no such assignment, subletting, occupancy or collection shall be deemed a waiver of this covenant, or the acceptance of the assignee, subtenant or occupant as a tenant, or a release of Tenant from the further performance by Tenant of covenants on the part of Tenant herein contained. Any consent by Landlord to a particular assignment or subletting shall not in any way diminish the prohibition stated in the first sentence of this Article 16 or the continuing liability of the Tenant named on Exhibit 1 as the party Tenant under this Lease. No assignment or subletting shall affect the purpose for which the premises may be used as stated in Exhibit 1.

17.   MISCELLANEOUS COVENANTS

      Tenant covenants and agrees as follows:

      17.1 RULES AND REGULATIONS. Tenant will faithfully observe and comply with the Rules and Regulations, if any, annexed hereto and such other and further reasonable Rules and Regulations as Landlord hereafter at any time or from time to time may make and may communicate in writing to Tenant, which in the reasonable judgment of Landlord shall be necessary for the safety, care or appearance of the Building, or the preservation of good order therein, or the operation or maintenance of the Building, or the equipment thereof, or the comfort of tenants or others in the Building, provided, however, that in the case of any conflict between the provisions of this Lease and any such regulations, the provisions of this Lease shall control, and provided further that nothing contained in this Lease shall be construed to impose upon Landlord any duty or obligation to enforce the Rules and Regulations or the terms, covenants or conditions in any other lease as against any other tenant and Landlord shall not be liable to Tenant for violation of the same by any other tenant, its servants, employees, agents, contractors, visitors, invitees or licensees. Notwithstanding anything to the contrary in this Lease contained, Landlord agrees that it will not enforce said Rules and Regulations against Tenant in a discriminatory or arbitrary manner, as compared to similarly situated tenants.

      17.2 ACCESS TO PREMISES--SHORING. Tenant shall: (i) permit Landlord to erect, use and maintain pipes, ducts and conduits in and through the premises, provided the same do not materially reduce the floor area or materially adversely affect the appearance thereof or materially interfere with Tenant's use of the premises; (ii) upon prior twenty-four (24) hour oral notice (except that no notice shall be required in emergency situations), permit Landlord and any mortgagee of the Building or the Building and land or of the interest of Landlord therein, and any lessor under any ground or underlying lease, and their representatives, to have reasonable access to and to enter upon the premises at all reasonable hours for the purposes of inspection or of making repairs, replacements or improvements in or to the premises or the Building or equipment (including, without limitation, sanitary, electrical, heating, air conditioning or other systems) or of complying with all laws, orders and requirements of governmental or other authority or of exercising any right reserved to Landlord by this Lease (including the right during the progress of any such repairs, replacements or improvements or while performing work and furnishing materials in connection with compliance with any such laws, orders or requirements to take upon or through, or to keep and store within, the premises all necessary materials, tools and equipment), provided that Tenant shall have the right to provide appropriate escorts to such persons in order to enable Tenant to preserve its security and confidentiality; and (iii) permit Landlord, at reasonable times, and upon reasonable written notice to Tenant to show the premises during ordinary business hours to any existing or prospective mortgagee, ground lessor, space lessee (within the last nine (9) months of the term of the Lease), purchaser, or assignee of any mortgage, of the Building or of the Building and the land or of the interest of Landlord therein, and during the period of 12 months next preceding the Termination Date to any person contemplating the leasing of the premises or any part thereof. If, during the last month of the term, Tenant shall have removed all or substantially all of Tenant's property therefrom, Landlord may immediately enter and alter, renovate and redecorate the premises, without elimination or abatement of rent, or incurring liability to Tenant for any compensation, and such acts shall have no effect upon this Lease. If Tenant shall not be personally present to open and permit an entry into the premises at any time when for any reason an entry therein shall be permissible, Landlord or Landlord's agents may enter the same by a master key, or, in an emergency, by force if necessary, without rendering Landlord or such agents liable therefor (if during such entry Landlord or Landlord's agents shall accord reasonable care to Tenant's property), and without in any manner affecting the obligations and covenants of this Lease. Provided that Landlord shall incur no additional expense thereby, Landlord shall exercise its rights of access to the premises permitted under any of the terms and provisions of this Lease in such manner as to minimize to the extent practicable interference with Tenant's use and occupation of the premises. If an excavation shall be made upon land adjacent to the premises or shall be authorized to be made, Tenant shall afford to the person causing or authorized to cause such excavation, license to enter upon the premises for the purpose of doing such work as said person shall deem necessary to preserve the Building from injury or damage and to support the same by proper foundations without any claims for damages or indemnity against Landlord, or diminution or abatement of rent.

      17.3 ACCIDENTS TO SANITARY AND OTHER SYSTEMS. Tenant shall give to Landlord prompt notice of any fire or accident in the premises or in the Building and of any damage to, or defective condition in, any part or appurtenance of the Building including, without limitation, sanitary, electrical, ventilation, heating and air conditioning or other systems located in, or passing through, the premises. Except as otherwise provided in Articles 18 and 20, and subject to Tenant's obligations in Article 14, such damage or defective condition shall be remedied by Landlord with reasonable diligence, but if such damage or defective condition was caused by Tenant or by the employees, licensees, contractors or invitees of Tenant, the cost to remedy the same shall be paid by Tenant. In addition, all reasonable costs incurred by Landlord in connection with the investigation of any notice given by Tenant shall be paid by Tenant if the reported damage or defective condition was caused by Tenant or by the employees, licensees, contractors, or invitees of Tenant. Tenant shall not be entitled to claim any eviction from the premises or any damages arising from any such damage or defect unless the same (i) shall have been occasioned by the negligence of the Landlord, its agents, servants or employees and (ii) shall not, after notice to Landlord of the condition claimed to constitute negligence, have been cured or corrected within a reasonable time after such notice has been received by Landlord; and in case of a claim of eviction unless such damage or defective condition shall have rendered the premises untenantable and they shall not have been made tenantable by Landlord within a reasonable time.

      17.4 SIGNS, BLINDS AND DRAPES. Except as set forth in this Article 17.4, Tenant shall have no right to install any signs in any part of the Building other than interior signage which is not visible from either the exterior of the Building or the common areas. Notwithstanding the foregoing, subject to the provisions of this Article 17.4, Tenant shall have the right, at Tenant's sole cost and expense, to install the signage shown on Exhibit 4. Such signage shall be subject to all applicable local building codes and receipt of required permits from the City of Cambridge, Massachusetts. Such signage shall be subject to the prior written approval of Landlord (which approval shall not be unreasonably withheld). Tenant shall maintain such signage in good condition, at Tenant's sole cost and expense, and Tenant shall, on or before the expiration or prior termination of the term of the Lease, remove such signage and repair any damage to the Building caused by the installation or removal of such signage. No signs or blinds may be put on or in any window or elsewhere if visible from the exterior of the Building, nor may the building standard drapes or blinds be removed by Tenant. Tenant may hang its own drapes, provided that they shall not in any way interfere with the building standard drapery or blinds or be visible from the exterior of the Building and that such drapes are so hung and installed that when drawn, the building standard drapery or blinds are automatically also drawn. Any signs or lettering in the public corridors or on the doors shall conform to Landlord's building standard design. Neither Landlord's name, nor the name of the Building or any Center, Office Park or other Park of which the Building is a part, or the name of any other structure erected therein shall be used without Landlord's consent in any advertising material (except on business stationery or as an address in advertising matter), nor shall any such name, as aforesaid, be used in any undignified, confusing, detrimental or misleading manner.

      17.5 ESTOPPEL CERTIFICATE. Tenant shall at any time and from time to time upon not less than ten (10) business days' prior notice by Landlord to Tenant, execute, acknowledge and deliver to Landlord a statement in writing certifying that this Lease is unmodified and in full force and effect (or if there have been modifications, that the same is in full force and effect as modified and stating the modifications), and the dates to which the Yearly Rent and other charges have been paid in advance, if any, stating whether or not Landlord is in default in performance of any covenant, agreement, term, provision or condition contained in this Lease and, if so, specifying each such default and such other facts as Landlord may reasonably request, it being intended that any such statement delivered pursuant hereto may be relied upon by any prospective purchaser of the Building or of the Building and the land or of any interest of Landlord therein, any mortgagee or prospective mortgagee thereof, any lessor or prospective lessor thereof, any lessee or prospective lessee thereof, or any prospective assignee of any mortgage thereof. Time is of the essence in respect of any such requested certificate, Tenant hereby acknowledging the importance of such certificates in mortgage financing arrangements, prospective sale and the like.

      17.6  PROHIBITED MATERIALS AND PROPERTY.

      (a) Tenant shall not bring or permit to be brought or kept in or on the premises or elsewhere in the Building (i) any inflammable, combustible or explosive fluid, material, chemical or substance including, without limitation, any Hazardous Materials, as defined in Article 29.11,except for Permitted Hazardous Materials, as hereinafter defined, which are handled, stored, used, and transported safely and in accordance with applicable Environmental Laws, as defined in Article 29.11, (ii) any materials, appliances or equipment (including, without limitation, materials, appliances and equipment selected by Tenant for the construction or other preparation of the premises and furniture and carpeting) which pose any danger to life, safety or health or may cause damage, injury or death, except for Permitted Hazardous Materials, as hereinafter defined, which are handled, stored, used, and transported safely and in accordance with applicable Environmental Laws, as defined in Article 29.11;
(iii) any unique, unusually valuable, rare or exotic property, work of art or the like unless the same is fully insured under all-risk coverage, or (iv) any data processing, electronic, optical or other equipment or property of a delicate, fragile or vulnerable nature unless the same are housed, shielded and protected against harm and damage, whether by cleaning or maintenance personnel, radiations or emanations from other equipment now or hereafter installed in the Building, or otherwise. Nor shall Tenant cause or permit any potentially harmful air emissions, odors of cooking or other processes, or any unusual or other objectionable odors or emissions to emanate from or permeate the premises.

      (b) "Permitted Hazardous Materials" shall be defined as: (i) standard office supplies stored in proper containers, (ii) those Hazardous Materials listed on Exhibit 5, and (iii) such other Hazardous Materials which Tenant uses in connection with its business in the Premises, provided that Tenant gives Landlord at least thirty (30) days prior written notice of the introduction of any such Hazardous Materials to the Premises by delivering for a Hazardous Material Questionnaire ("HMQ") in the form attached hereto as Exhibit 6, and provided that Tenant obtains Landlord's prior written approval of any such Hazardous Material, which approval shall not to be unreasonably withheld. Tenant shall only have the right to use an approved Hazardous Material subject to, and in accordance with, the terms of the HMQ provided by Tenant for such Hazardous Material. Tenant's disclosure obligations under this Article 17.6 shall include a requirement that, to the extent any information contained in an HMQ previously delivered by Tenant shall become inaccurate in any material respect, Tenant shall immediately deliver to Landlord a new updated HMQ. Landlord shall review and approve or disapprove Tenant's use of the Hazardous Materials disclosed in Tenant's completed Hazardous Materials Questionnaire within a reasonable time period following Landlord's receipt thereof.

      17.7  REQUIREMENTS OF LAW--FINES AND PENALTIES.

      (a) Tenant at its sole expense shall comply with all laws, rules, orders and regulations, including, without limitation, all energy-related requirements, of Federal, State, County and Municipal Authorities and with any direction of any public officer or officers, pursuant to law, which shall impose any duty upon Landlord or Tenant with respect to or arising out of Tenant's use or occupancy of the premises. Tenant shall reimburse and compensate Landlord for all expenditures made by, or damages or fines sustained or incurred by, Landlord due to nonperformance or noncompliance with or breach or failure to observe any item, covenant, or condition of this Lease upon Tenant's part to be kept, observed, performed or complied with. If Tenant receives notice of any violation of law, ordinance, order or regulation applicable to the premises, it shall give prompt notice thereof to Landlord.

      (b) Landlord shall comply with the Americans with Disabilities Act ("ADA") so far as the same relates to the common areas of the Building and the Complex, and the costs so incurred by Landlord may be included in Operating Costs in accordance with the provisions of Article 9; provided however: (i) that costs of complying with the ADA shall not be included in Operating Costs to the extent that such costs are required because the common areas of the Building and the Complex do not comply with the ADA as of the Execution Date of the Lease, and
(ii) Tenant (and not Landlord) shall be responsible for any work or alterations to the common areas required by the ADA to the extent that the same are required because of alterations or work performed by Tenant. Landlord hereby represents to Tenant that, as of the Execution Date of this Lease, Landlord has not received any written notice that the common areas of the Building or the Complex are in violation of the ADA.

      17.8 TENANT'S ACTS--EFFECT ON INSURANCE. Tenant shall not do or permit to be done any act or thing upon the premises or elsewhere in the Building which will invalidate or be in conflict with any insurance policies covering the Building and the fixtures and property therein; and shall not do, or permit to be done, any act or thing upon the premises which shall subject Landlord to any liability or responsibility for injury to any person or persons or to property by reason of any business or operation being carried on upon said premises or for any other reason. Tenant at its own expense shall comply with all rules, orders, regulations and requirements of the Board of Fire Underwriters, or any other similar body having jurisdiction, and shall not (i) do, or permit anything to be done, in or upon the premises, or bring or keep anything therein, except as now or hereafter permitted by the Fire Department, Board of Underwriters, Fire Insurance Rating Organization, or other authority having jurisdiction, and then only in such quantity and manner of storage as will not increase the rate for any insurance applicable to the Building, or (ii) use the premises in a manner which shall increase such insurance rates on the Building, or on property located therein, over that applicable when Tenant first took occupancy of the premises hereunder. If by reason of the failure of Tenant to comply with the provisions hereof the insurance rate applicable to any policy of insurance shall at any time thereafter be higher than it otherwise would be, the Tenant shall reimburse Landlord for that part of any insurance premiums thereafter paid by Landlord, which shall have been charged because of such failure by Tenant.

      17.9 MISCELLANEOUS. Subject to Article 12, Tenant shall not suffer or permit the premises or any fixtures, equipment or utilities therein or serving the same, to be overloaded, damaged or defaced, nor permit any hole to be drilled or made in any part thereof. Tenant shall not suffer or permit any employee, contractor, business invitee or visitor to violate any covenant, agreement or obligations of the Tenant under this Lease.

18.   DAMAGE BY FIRE, ETC.

      (a) During the entire term of this Lease, and adjusting insurance coverages to reflect current values from time to time:--(i) Landlord shall keep the Building and any other property installed by or at the expense of Tenant) insured against loss or damage caused by any peril covered under fire, extended coverage and all risk insurance in an amount equal to one hundred percent (100%) replacement cost value above foundation walls; and (ii) Tenant shall keep its personal property in and about the premises insured against loss or damage caused by any peril covered under fire, extended coverage and all risk insurance.

      (b) If any portion of the premises required to be insured by Landlord under the preceding paragraph shall be damaged by fire or other insured casualty, Landlord shall proceed with diligence, subject to the then applicable statutes, building codes, zoning ordinances, and regulations of any governmental authority, and at the expense of Landlord (but only to the extent of insurance proceeds made available to Landlord by any mortgagee and/or ground lessor of the real property of which the premises are a part) to repair or cause to be repaired such damage, that such repairs to such Tenant's alterations, decorations, additions and improvements shall be performed by Landlord but at Tenant's expense; in all other respects, all repairs to and replacements of Tenant's property shall be made by and at the expense of Tenant.

      (c) If the premises or any part thereof shall have been rendered unfit for use and occupation hereunder by reason of such damage the Yearly Rent or a just and proportionate part thereof, according to the nature and extent to which the premises shall have been so rendered unfit, shall be suspended or abated until the premises (except as to the property which is to be repaired by or at the expense of Tenant) shall have been restored as nearly as practicably may be to the condition in which they were immediately prior to such fire or other casualty.

      (d) Tenant agrees to cooperate with Landlord in such manner as Landlord may reasonably request in assisting Landlord in collecting insurance proceeds due in connection with any casualty which affects the premises.

      (e) Landlord shall not be liable for delays in the making of any such repairs which are due to government regulation, casualties and strikes, unavailability of labor and materials, and other causes beyond the reasonable control of Landlord, nor shall Landlord be liable for any inconvenience or annoyance to Tenant or injury to the business of Tenant resulting from delays in repairing such damage.

      (f) If (i) the premises are so damaged by fire or other casualty (whether or not insured) at any time during the last eighteen (18) months of the term hereof that the cost to repair such damage is reasonably estimated to exceed one-half (1/2) of the total Yearly Rent payable hereunder for the period from the estimated date of restoration until the Termination Date, or (ii) the Building (whether or not including any portion of the premises) is so damaged by fire or other casualty (whether or not insured) that substantial alteration or reconstruction or demolition of the Building shall in Landlord's judgment be required, then and in either of such events, this Lease and the term hereof may be terminated at the election of Landlord by a notice in writing of its election so to terminate which shall be given by Landlord to Tenant within sixty (60) days following such fire or other casualty, the effective termination date of which shall be not less than thirty (30) days after the day on which such termination notice is received by Tenant.

      (g) In the event of any termination, this Lease and the term hereof shall expire as of such effective termination date as though that were the Termination Date as stated in Exhibit 1 and the Yearly Rent shall be apportioned as of such date; and if the premises or any part thereof shall have been rendered unfit for use and occupation by reason of such damage the Yearly Rent for the period from the date of the fire or other casualty to the effective termination date, or a just and proportionate part thereof, according to the nature and extent to which the premises shall have been so rendered unfit, shall be abated.

19.   WAIVER OF SUBROGATION

      In any case in which Tenant shall be obligated to pay to Landlord any loss, cost, damage, liability, or expense suffered or incurred by Landlord, Landlord shall allow to Tenant as an offset against the amount thereof (i) the net proceeds of any insurance collected by Landlord for or on account of such loss, cost, damage, liability or expense, provided that the allowance of such offset does not invalidate or prejudice the policy or policies under which such proceeds were payable, and (ii) if such loss, cost, damage, liability or expense shall have been caused by a peril against which Landlord has agreed to procure insurance coverage under the terms of this Lease, the amount of such insurance coverage, whether or not actually procured by Landlord.

      In any case in which Landlord or Landlord's managing agent shall be obligated to pay to Tenant any loss, cost, damage, liability or expense suffered or incurred by Tenant, Tenant shall allow to Landlord or Landlord's managing agent, as the case may be, as an offset against the amount thereof (i) the net proceeds of any insurance collected by Tenant for or on account of such loss, cost, damage, liability, or expense, provided that the allowance of such offset does not invalidate the policy or policies under which such proceeds were payable and (ii) the amount of any loss, cost, damage, liability or expense caused by a peril covered by fire insurance with the broadest form of property insurance generally available on property in buildings of the type of the Building, whether or not actually procured by Tenant.

      The parties hereto shall each procure an appropriate clause in, or endorsement on, any property insurance policy covering the premises and the Building and personal property, fixtures and equipment located thereon and therein, pursuant to which the insurance companies waive subrogation or consent to a waiver of right of recovery in favor of either party, its respective agents or employees. Having obtained such clauses and/or endorsements, each party hereby agrees that it will not make any claim against or seek to recover from the other or its agents or employees for any loss or damage to its property or the property of others resulting from fire or other perils covered by such property insurance.

20.   CONDEMNATION - EMINENT DOMAIN

      In the event that the premises or any material part of the premises, or the whole or any material part of the Building (the parties hereby agreeing that, for the purposes of this sentence, "materiality" shall be defined as such part as shall, in Landlord's bona fide business judgment, render the continued operation of the Building uneconomic after such taking) shall be taken or appropriated by eminent domain or shall be condemned for any public or quasi-public use, or (by virtue of any such taking, appropriation or condemnation) shall suffer any damage (direct, indirect or consequential) for which Landlord or Tenant shall be entitled to compensation, then (and in any such event) this Lease and the term hereof may be terminated at the election of Landlord by a notice in writing of its election so to terminate which shall be given by Landlord to Tenant within sixty (60) days following the date on which Landlord shall have received notice of such taking, appropriation or condemnation. In the event that a substantial part of the premises or of the means of access thereto shall be so taken, appropriated or condemned, then (and in any such event) this Lease and the term hereof may be terminated at the election of Tenant by a notice in writing of its election so to terminate which shall be given by Tenant to Landlord within sixty (60) days following the date on which Tenant shall have received notice of such taking, appropriation or condemnation.

      Upon the giving of any such notice of termination (either by Landlord or Tenant) this Lease and the term hereof shall terminate on or retroactively as of the date on which Tenant shall be required to vacate any part of the premises or shall be deprived of a substantial part of the means of access thereto, provided, however, that Landlord may in Landlord's notice elect to terminate this Lease and the term hereof retroactively as of the date on which such taking, appropriation or condemnation became legally effective. In the event of any such termination, this Lease and the term hereof shall expire as of such effective termination date as though that were the Termination Date as stated in
Exhibit 1, and the Yearly Rent shall be apportioned as of such date. If neither party (having the right so to do) elects to terminate Landlord will, with reasonable diligence and at Landlord's expense, restore the remainder of the premises, or the remainder of the means of access, as nearly as practicably may be to the same condition as obtained prior to such taking, appropriation or condemnation in which event (i) a just proportion of the Yearly Rent, according to the nature and extent of the taking, appropriation or condemnation and the resulting permanent injury to the premises and the means of access thereto, shall be permanently abated, and (ii) a just proportion of the remainder of the Yearly Rent, according to the nature and extent of the taking, appropriation or condemnation and the resultant injury sustained by the premises and the means of access thereto, shall be abated until what remains of the premises and the means of access thereto shall have been restored as fully as may be for permanent use and occupation by Tenant hereunder. Except for any award specifically reimbursing Tenant for moving or relocation expenses, there are expressly reserved to Landlord all rights to compensation and damages created, accrued or accruing by reason of any such taking, appropriation or condemnation, in implementation and in confirmation of which Tenant does hereby acknowledge that Landlord shall be entitled to receive all such compensation and damages, grant to Landlord all and whatever rights (if any) Tenant may have to such compensation and damages, and agree to execute and deliver all and whatever further instruments of assignment as Landlord may from time to time request. In the event of any taking of the premises or any part thereof for temporary (i.e., not in excess of one (1) year) use, (i) this Lease shall be and remain unaffected thereby, and (ii) Tenant shall be entitled to receive for itself any award made to the extent allocable to the premises in respect of such taking on account of such use, provided, that if any taking is for a period extending beyond the term of this Lease, such award shall be apportioned between Landlord and Tenant as of the Termination Date or earlier termination of this Lease.

21.   DEFAULT

      21.1 CONDITIONS OF LIMITATION - RE-ENTRY - TERMINATION. This Lease and the herein term and estate are, upon the condition that if (a) subject to Article 21.7, Tenant shall neglect or fail to perform or observe any of the Tenant's covenants or agreements herein, including (without limitation) the covenants or agreements with regard to the payment when due of rent, additional charges, reimbursement for increase in Landlord's costs, or any other charge payable by Tenant to Landlord (all of which shall be considered as part of Yearly Rent for the purposes of invoking Landlord's statutory or other rights and remedies in respect of payment defaults); or (b) intentionally omitted; or (c) Tenant shall be involved in financial difficulties as evidenced by an admission in writing by Tenant of Tenant's inability to pay its debts generally as they become due, or by the making or offering to make a composition of its debts with its creditors; or (d) Tenant shall make an assignment or trust mortgage, or other conveyance or transfer of like nature, of all or a substantial part of its property for the benefit of its creditors, or (e) an attachment on mesne process, on execution or otherwise, or other legal process shall issue against Tenant or its property and a sale of any of its assets shall be held thereunder; or (f) any judgment, final beyond appeal or any lien, attachment or the like shall be entered, recorded or filed against Tenant in any court, registry, etc. and Tenant shall fail to pay such judgment within thirty (30) days after the judgment shall have become final beyond appeal or to discharge or secure by surety bond such lien, attachment, etc. within thirty (30) days of such entry, recording or filing, as the case may be; or (g) the leasehold hereby created shall be taken on execution or by other process of law and shall not be revested in Tenant within thirty (30) days thereafter; or (h) a receiver, sequesterer, trustee or similar officer shall be appointed by a court of competent jurisdiction to take charge of all or any part of Tenant's property and such appointment shall not be vacated sixty (60) days; or (i) any proceeding shall be instituted by or against Tenant pursuant to any of the provisions of any Act of Congress or State law relating to bankruptcy, reorganizations, arrangements, compositions or other relief from creditors, and, in the case of any proceeding instituted against it, if Tenant shall fail to have such proceedings dismissed within sixty (60) days or if Tenant is adjudged bankrupt or insolvent as a result of any such proceeding, or (j) any event shall occur or any contingency shall arise whereby this Lease, or the term and estate thereby created, would (by operation of law or otherwise) devolve upon or pass to any person, firm or corporation other than Tenant, except as expressly permitted under Article 16 hereof - then, and in any such event (except as hereinafter in Article 21.2 otherwise provided) Landlord may, by notice to Tenant, elect to terminate this Lease; and thereupon (and without prejudice to any remedies which might otherwise be available for arrears of rent or other charges due hereunder or preceding breach of covenant or agreement and without prejudice to Tenant's liability for damages as hereinafter stated), upon the giving of such notice, this Lease shall terminate as of the date specified therein as though that were the Termination Date as stated in
Exhibit 1. Without being taken or deemed to be guilty of any manner of trespass or conversion, and without being liable to indictment, prosecution or damages therefor, Landlord may, forcibly if necessary, enter into and upon the premises (or any part thereof in the name of the whole); repossess the same as of its former estate; and expel Tenant and those claiming under Tenant. The words "re-entry" and "re-enter" as used in this Lease are not restricted to their technical legal meanings.

      21.2 INTENTIONALLY OMITTED.

      21.3 DAMAGES - TERMINATION. Upon the termination of this Lease under the provisions of this Article 21, then except as hereinabove in Article 21.2 otherwise provided, Tenant shall pay to Landlord the rent and other charges payable by Tenant to Landlord up to the time of such termination, shall continue to be liable for any preceding breach of covenant, and in addition, shall pay to Landlord as damages, at the election of Landlord either:

            (x) the amount by which, at the time of the termination of this Lease (or at any time thereafter if Landlord shall have initially elected damages under subparagraph (y), below), (i) the aggregate of the rent and other charges projected over the period commencing with such termination and ending on the Termination Date as stated in Exhibit 1 exceeds (ii) the aggregate projected rental value of the premises for such period;

      or:

            (y) amounts equal to the rent and other charges which would have been payable by Tenant had this Lease not been so terminated, payable upon the due dates therefor specified herein following such termination and until the Termination Date as specified in Exhibit 1, provided, however, if Landlord shall re-let the premises during such period, that Landlord shall credit Tenant with the net rents received by Landlord from such re-letting, such net rents to be determined by first deducting from the gross rents as and when received by Landlord from such re-letting the expenses incurred or paid by Landlord in terminating this Lease, as well as the expenses of re-letting, including altering and preparing the premises for new tenants, brokers' commissions, and all other similar and dissimilar expenses properly chargeable against the premises and the rental therefrom, it being understood that any such re-letting may be for a period equal to or shorter or longer than the remaining term of this Lease; and provided, further, that (i) in no event shall Tenant be entitled to receive any excess of such net rents over the sums payable by Tenant to Landlord hereunder and (ii) in no event shall Tenant be entitled in any suit for the collection of damages pursuant to this Subparagraph (y) to a credit in respect of any net rents from a re-letting except to the extent that such net rents are actually received by Landlord prior to the commencement of such suit. If the premises or any part thereof should be re-let in combination with other space, then proper apportionment on a square foot area basis shall be made of the rent received from such re-letting and of the expenses of re-letting.

      In calculating the rent and other charges under Subparagraph (x), above, there shall be included, in addition to the Yearly Rent, Tax Excess and Operating Expense Excess and all other considerations agreed to be paid or performed by Tenant, on the assumption that all such amounts and considerations would have remained constant (except as herein otherwise provided) for the balance of the full term hereby granted.

      Suit or suits for the recovery of such damages, or any installments thereof, may be brought by Landlord from time to time at its election, and nothing contained herein shall be deemed to require Landlord to postpone suit until the date when the term of this Lease would have expired if it had not been terminated hereunder.

      Nothing herein contained shall be construed as limiting or precluding the recovery by Landlord against Tenant of any sums or damages to which, in addition to the damages particularly provided above, Landlord may lawfully be entitled by reason of any default hereunder on the part of Tenant.

      21.4  FEES AND EXPENSES.

            (a) If Tenant shall default in the performance of any covenant on Tenant's part to be performed as in this Lease contained, Landlord may, after thirty (30) days notice to Tenant and Tenant's failure to cure such default within such time or such longer time as may reasonably be required (except that no notice shall be required in an emergency), or at any time thereafter, without notice, perform the same for the account of Tenant. If Landlord, after such failure to cure, is compelled to pay or elects to pay any sum of money, or do any act which will require the payment of any sum of money, by reason of the failure of Tenant to comply with any provision hereof, or if Landlord is compelled to or does incur any expense, including reasonable attorneys' fees, in instituting, prosecuting, and/or defending any action or proceeding instituted by reason of any default of Tenant hereunder, Tenant shall on demand pay to Landlord by way of reimbursement the reasonable sum or sums so paid by Landlord with all costs and damages, plus interest computed as provided in Article 6 hereof.

            (b) Tenant shall pay Landlord's cost and expense, including reasonable attorneys' fees, incurred (i) in enforcing any obligation of Tenant under this Lease or (ii) as a result of Landlord, without its fault, being made party to any litigation pending by or against Tenant or any persons claiming through or under Tenant. Tenant shall not be obligated to make any payment to Landlord of any attorneys' fees incurred by Landlord unless judgment is entered (final, and beyond appeal) in favor of Landlord in the lawsuit relating to such fees. Landlord shall pay, upon demand by Tenant, reasonable attorneys' fees incurred by Tenant in connection with any lawsuit between Landlord and Tenant where judgment is entered (final, and beyond appeal) in favor of Tenant.

      21.5 WAIVER OF REDEMPTION. Tenant does hereby waive and surrender all rights and privileges which it might have under or by reason of any present or future law to redeem the premises or to have a continuance of this Lease for the term hereby demised after being dispossessed or ejected therefrom by process of law or under the terms of this Lease or after the termination of this Lease as herein provided.

      21.6 LANDLORD'S REMEDIES NOT EXCLUSIVE. Except as otherwise set forth in the Lease (including, without limitation, Article 26 hereof), the specified remedies to which either party may resort hereunder are cumulative and are not intended to be exclusive of any remedies or means of redress to which such party may at any time be lawfully entitled, and, except as otherwise set forth in the Lease (including, without limitation, Article 26 hereof), either party may invoke any remedy (including the remedy of specific performance) allowed at law or in equity as if specific remedies were not herein provided for.

      21.7 GRACE PERIOD. Notwithstanding anything to the contrary in this Article contained, Landlord agrees not to take any action to terminate this Lease (a) for default by Tenant in the payment when due of any sum of money, if Tenant shall cure such default within five (5) days after written notice thereof is given by Landlord to Tenant, provided, however, that no such notice need be given and no such default in the payment of money shall be curable if on two (2) prior occasions there had been a default in the payment of money which had been cured after notice thereof had been given by Landlord to Tenant as herein provided or (b) for default by Tenant in the performance of any covenant other than a covenant to pay a sum of money, if Tenant shall cure such default within a period of thirty (30) days after written notice thereof given by Landlord to Tenant (except where the nature of the default is such that remedial action should appropriately take place sooner, as indicated in such written notice), or within such additional period as may reasonably be required to cure such default if (because of governmental restrictions or any other cause beyond the reasonable control of Tenant) the default is of such a nature that it cannot be cured within such thirty-(30)-day period, provided, however, (1) that there shall be no extension of time beyond such thirty-(30)-day period for the curing of any such default unless, not more than ten (10) days after the receipt of the notice of default, Tenant in writing (i) shall specify the cause on account of which the default cannot be cured during such period and shall advise Landlord of its intention duly to institute all steps necessary to cure the default and
(ii) shall, as soon as reasonably practicable, duly institute and thereafter diligently prosecute to completion all steps necessary to cure such default and,
(2) that no notice of the opportunity to cure a default need be given, and no grace period whatsoever shall be allowed to Tenant (except to the extent that a grace period is specifically therein provided), in the event that the default is based upon a condition set forth in clauses (c), (d), (e), (f), (g), (h), (i) or
(j) of Article 21.1 of this Lease.

22.   END OF TERM - ABANDONED PROPERTY

      Upon the expiration or other termination of the term of this Lease, Tenant shall peaceably quit and surrender to Landlord the premises and all alterations and additions thereto, broom clean, in good order, repair and condition (except as provided herein and in Articles 8.7, 18 and 20) excepting only ordinary wear and use and damage by fire or other casualty for which, under other provisions of this Lease, Tenant has no responsibility of repair or restoration. Tenant shall remove all of its property, including, without limitation, all telecommunication, computer and other cabling installed by Tenant in the premises or elsewhere in the Building, and, to the extent specified by Landlord, all alterations and additions made by Tenant and all partitions wholly within the premises, and shall repair any damages to the premises or the Building caused by their installation or by such removal. Tenant's obligation to observe or perform this covenant shall survive the expiration or other termination of the term of this Lease.

      Tenant will remove any personal property from the Building and the premises upon or prior to the expiration or termination of this Lease and any such property which shall remain in the Building or the premises thereafter shall be conclusively deemed to have been abandoned, and may either be retained by Landlord as its property or sold or otherwise disposed of in such manner as Landlord may see fit. If any part thereof shall be sold, that Landlord may receive and retain the proceeds of such sale and apply the same, at its option, against the expenses of the sale, the cost of moving and storage, any arrears of Yearly Rent, additional or other charges payable hereunder by Tenant to Landlord and any damages to which Landlord may be entitled under Article 21 hereof or pursuant to law, otherwise such proceeds shall be promptly paid to Tenant.

      If Tenant or anyone claiming under Tenant shall remain in possession of the premises or any part thereof after the expiration or prior termination of the term of this Lease without any agreement in writing between Landlord and Tenant with respect thereto, then, prior to the acceptance of any payments for rent or use and occupancy by Landlord, the person remaining in possession shall be deemed a tenant-at-sufferance. Whereas the parties hereby acknowledge that Landlord may need the premises after the expiration or prior termination of the term of the Lease for other tenants and that the damages which Landlord may suffer as the result of Tenant's holding-over cannot be determined as of the Execution Date hereof, in the event that Tenant so holds over, Tenant shall pay to Landlord in addition to all rental and other charges due and accrued under the Lease prior to the date of termination, charges (based upon fair market rental value of the premises) for use and occupation of the premises thereafter and, in addition to such sums and any and all other rights and remedies which Landlord may have at law or in equity, an additional use and occupancy charge in the amount of fifty percent (50%) of either the Yearly Rent and other charges calculated (on a daily basis) at the highest rate payable under the terms of this Lease, but measured from the day on which Tenant's hold-over commenced and terminating on the day on which Tenant vacates the premises or the fair market value of the premises for such period, whichever is greater. In addition, Tenant shall save Landlord, its agents and employees, harmless and will exonerate, defend and indemnify Landlord, its agents and employees, from and against any and all damages which Landlord may suffer on account of Tenant's hold-over in the premises after the expiration or prior termination of the term of the Lease.

23.   SUBORDINATION

      (a) Subject to any mortgagee's or ground lessor's election, as hereinafter provided for, this Lease is subject and subordinate in all respects to all matters of record (including, without limitation, deeds and land disposition agreements), ground leases and/or underlying leases, and all mortgages, any of which may now or hereafter be placed on or affect such leases and/or the real property of which the premises are a part, or any part of such real property, and/or Landlord's interest or estate therein, and to each advance made and/or hereafter to be made under any such mortgages, and to all renewals, modifications, consolidations, replacements and extensions thereof and all substitutions therefor. This Article 23 shall be self-operative and no further instrument or subordination shall be required. In confirmation of such subordination, Tenant shall execute, acknowledge and deliver promptly any certificate or instrument that Landlord and/or any mortgagee and/or lessor under any ground or underlying lease and/or their respective successors in interest may request, subject to Landlord's, mortgagee's and ground lessor's right to do so for, on behalf and in the name of Tenant as set forth in Article 23(e). Notwithstanding anything to the contrary in this Article 23 contained, as to any future mortgages, ground leases, and/or underlying lease or deeds of trust, the herein provided subordination and attornment shall be effective only if the mortgagee, ground lessor or trustee therein, as the case may be, agrees, by a written instrument in recordable form and in the customary form of such mortgagee, ground lessor, or trustee ("Nondisturbance Agreement") that, as long as Tenant shall not be in terminable default of the obligations on its part to be kept and performed under the terms of this Lease, this Lease will not be affected and Tenant's possession hereunder will not be disturbed by any default in, termination, and/or foreclosure of, such mortgage, ground lease, and/or underlying lease or deed of trust, as the case may be.

      (b) Any such mortgagee or ground lessor may from time to time subordinate or revoke any such subordination of the mortgage or ground lease held by it to this Lease. Such subordination or revocation, as the case may be, shall be effected by written notice to Tenant and by recording an instrument of subordination or of such revocation, as the case may be, with the appropriate registry of deeds or land records and to be effective without any further act or deed on the part of Tenant. In confirmation of such subordination or of such revocation, as the case may be, Tenant shall execute, acknowledge and promptly deliver any certificate or instrument that Landlord, any mortgagee or ground lessor may request, subject to Landlord's, mortgagee's and ground lessor's right to do so for, on behalf and in the name of Tenant under certain circumstances, as hereinafter provided in accordance with Article 23(e).

      (c) Without limitation of any of the provisions of this Lease, if any ground lessor or mortgagee shall succeed to the interest of Landlord by reason of the exercise of its rights under such ground lease or mortgage (or the acceptance of voluntary conveyance in lieu thereof) or any third party (including, without limitation, any foreclosure purchaser or mortgage receiver) shall succeed to such interest by reason of any such exercise or the expiration or sooner termination of such ground lease, however caused, then such successor may, upon notice and request to Tenant (which, in the case of a ground lease, shall be within thirty (30) days after such expiration or sooner termination), succeed to the interest of Landlord under this Lease, provided, however, that such successor shall not: (i) be liable for any previous act or omission of Landlord under this Lease; (ii) be subject to any offset, defense, or counterclaim which shall theretofore have accrued to Tenant against Landlord;
(iii) have any obligation with respect to any security deposit unless it shall have been paid over or physically delivered to such successor; or (iv) be bound by any previous modification of this Lease or by any previous payment of Yearly Rent for a period greater than one (1) month, made without such ground lessor's or mortgagee's consent where such consent is required by applicable ground lease or mortgage documents; provided, however, the foregoing shall not relieve any such successor from its obligations to perform maintenance and repairs of continuing nature, the need for which first arise prior to the time that such successor succeeds to Landlord's interest under this Lease and which continue after such successor succeeds to Landlord's interest under this Lease. In the event of such succession to the interest of the Landlord -- and notwithstanding that any such mortgage or ground lease may antedate this Lease -- the Tenant shall attorn to such successor and shall ipso facto be and become bound directly to such successor in interest to Landlord to perform and observe all the Tenant's obligations under this Lease without the necessity of the execution of any further instrument. Nevertheless, Tenant agrees at any time and from time to time during the term hereof to execute a suitable instrument in confirmation of Tenant's agreement to attorn, as aforesaid, subject to Landlord's, mortgagee's and ground lessor's right to do so for, on behalf and in the name of Tenant under certain circumstances, as provided in Article 23(e).

      (d) The term "mortgage(s)" as used in this Lease shall include any mortgage or deed of trust. The term "mortgagee(s)" as used in this Lease shall include any mortgagee or any trustee and beneficiary under a deed of trust or receiver appointed under a mortgage or deed of trust. The term "mortgagor(s)" as used in this Lease shall include any mortgagor or any grantor under a deed of trust.

      (e) Tenant hereby irrevocably constitutes and appoints Landlord or any such mortgagee or ground lessor, and their respective successors in interest, acting singly, Tenant's attorney-in-fact to execute and deliver any such certificate or instrument for, on behalf and in the name of Tenant, but only if Tenant fails to execute, acknowledge and deliver any such certificate or instrument in the following circumstances:

            1. Landlord, such mortgagee, or ground lessor ("Requesting Party") shall have given Tenant a written request ("First Request") therefore, stating that if Tenant does not timely execute and deliver such certificate or instrument, the Requesting Party may act as Tenant's attorney-in-fact in accordance with this Article 23(e), together with a Nondisturbance Agreement, as defined in Article 23(a), executed on behalf of the mortgagee, ground lessor, or trustee in question;

            2. Tenant shall fail to execute and deliver such certificate or instrument within ten (10) days of the First Request;

            3.    The Requesting Party shall, after the expiration of such ten
                  (10) day period, have given Tenant another request ("Second Request") therefor, stating that Tenant has failed timely to respond to the First Request for such certificate or instrument and that if Tenant does not execute and deliver such certificate or instrument within ten (10) days of the Second Request, the Requesting Party may act as Tenant's attorney-in-fact in accordance with this Article 23(e); and

            4. Tenant shall fail to execute and deliver such certificate or instrument within ten (10) days of the Second Request.

      (f) Notwithstanding anything to the contrary contained in this Article 23, if all or part of Landlord's estate and interest in the real property of which the premises are a part shall be a leasehold estate held under a ground lease, then: (i) the foregoing subordination provisions of this Article 23 shall not apply to any mortgages of the fee interest in said real property to which Landlord's leasehold estate is not otherwise subject and subordinate; and (ii) the provisions of this Article 23 shall in no way waive, abrogate or otherwise affect any agreement by any ground lessor (x) not to terminate this Lease incident to any termination of such ground lease prior to its term expiring or
(y) not to name or join Tenant in any action or proceeding by such ground lessor to recover possession of such real property or for any other relief.

      (g) In the event of any failure by Landlord to perform, fulfill or observe any agreement by Landlord herein, in no event will the Landlord be deemed to be in default under this Lease permitting Tenant to exercise any or all rights or remedies under this Lease until the Tenant shall have given written notice of such failure to any mortgagee (ground lessor and/or trustee) of which Tenant shall have been advised and until a reasonable period of time shall have elapsed following the giving of such notice, during which such mortgagee (ground lessor and/or trustee) shall have the right, but shall not be obligated, to remedy such failure.

      (h) Landlord represents to Tenant that, as of the Execution Date of this Lease, there are no ground leases affecting the Building.

24.   QUIET ENJOYMENT

      Landlord covenants that if, and so long as, Tenant keeps and performs each and every covenant, agreement, term, provision and condition herein contained on the part and on behalf of Tenant to be kept and performed, Tenant shall quietly enjoy the premises from and against the claims of all persons claiming by, through or under Landlord subject, nevertheless, to the covenants, agreements, terms, provisions and conditions of this Lease and to the mortgages, ground leases and/or underlying leases to which this Lease is subject and subordinate, as hereinabove set forth.

25.   ENTIRE AGREEMENT - WAIVER - SURRENDER

      25.1 ENTIRE AGREEMENT. This Lease and the Exhibits made a part hereof contain the entire and only agreement between the parties and any and all statements and representations, written and oral, including previous correspondence and agreements between the parties hereto, are merged herein. Tenant acknowledges that all representations and statements upon which it relied in executing this Lease are contained herein and that the Tenant in no way relied upon any other statements or representations, written or oral. Any executory agreement hereafter made shall be ineffective to change, modify, discharge or effect an abandonment of this Lease in whole or in part unless such executory agreement is in writing and signed by the party against whom enforcement of the change, modification, discharge or abandonment is sought.

      25.2 WAIVER BY LANDLORD. The failure of Landlord to seek redress for violation, or to insist upon the strict performance, of any covenant or condition of this Lease, or any of the Rules and Regulations promulgated hereunder, shall not prevent a subsequent act, which would have originally constituted a violation, from having all the force and effect of an original violation. The receipt by Landlord of rent with knowledge of the breach of any covenant of this Lease shall not be deemed a waiver of such breach. The failure of Landlord to enforce any of such Rules and Regulations against Tenant and/or any other tenant in the Building shall not be deemed a waiver of any such Rules and Regulations. Notwithstanding the foregoing, Landlord agrees that it will not enforce said Rules and Regulations against Tenant in a discriminatory or arbitrary manner, as compared to similarly situated tenants. No provisions of this Lease shall be deemed to have been waived by Landlord unless such waiver be in writing signed by Landlord. No payment by Tenant or receipt by Landlord of a lesser amount than the monthly rent herein stipulated shall be deemed to be other than on account of the stipulated rent, nor shall any endorsement or statement on any check or any letter accompanying any check or payment as rent be deemed an accord and satisfaction, and Landlord may accept such check or payment without prejudice to Landlord's right to recover the balance of such rent or pursue any other remedy in this Lease provided.

      25.3 SURRENDER. No act or thing done by Landlord during the term hereby demised shall be deemed an acceptance of a surrender of the premises, and no agreement to accept such surrender shall be valid, unless in writing signed by Landlord. No employee of Landlord or of Landlord's agents shall have any power to accept the keys of the premises prior to the termination of this Lease. The delivery of keys to any employee of Landlord or of Landlord's agents shall not operate as a termination of the Lease or a surrender of the premises. In the event that Tenant at any time desires to have Landlord underlet the premises for Tenant's account, Landlord or Landlord's agents are authorized to receive the keys for such purposes without releasing Tenant from any of the obligations under this Lease, and Tenant hereby relieves Landlord of any liability for loss of or damage to any of Tenant's effects in connection with such underletting.

26.   INABILITY TO PERFORM - EXCULPATORY CLAUSE

      (a) Except as provided in Article 4.1, 4.2, 8.8 and 15.6 hereof, this Lease and the obligations of Tenant to pay rent hereunder and perform all the other covenants, agreements, terms, provisions and conditions hereunder on the part of Tenant to be performed shall in no way be affected, impaired or excused because Landlord is unable to fulfill any of its obligations under this Lease or is unable to supply or is delayed in supplying any service expressly or impliedly to be supplied or is unable to make or is delayed in making any repairs, replacements, additions, alterations, improvements or decorations or is unable to supply or is delayed in supplying any equipment or fixtures if Landlord is prevented or delayed from so doing by reason of strikes or labor troubles or any other similar or dissimilar cause whatsoever beyond Landlord's reasonable control, including but not limited to, governmental preemption in connection with a national emergency or by reason of any rule, order or regulation of any department or subdivision thereof of any governmental agency or by reason of the conditions of supply and demand which have been or are affected by war, hostilities or other similar or dissimilar emergency ("Force Majeure"). In each such instance of inability of Landlord to perform, Landlord shall exercise reasonable diligence to eliminate the cause of such inability to perform.

      (b) Tenant shall neither assert nor seek to enforce any claim against Landlord, or Landlord's agents or employees, or the assets of Landlord or of Landlord's agents or employees, for breach of this Lease or otherwise, other than against Landlord's interest in the Building of which the premises are a part and in the uncollected rents, issues and profits thereof, and Tenant agrees to look solely to such interest for the satisfaction of any liability of Landlord under this Lease, it being specifically agreed that in no event shall Landlord or Landlord's agents or employees (or any of the officers, trustees, directors, partners, beneficiaries, joint venturers, members, stockholders or other principals or representatives, and the like, disclosed or undisclosed, thereof) ever be personally liable for any such liability. This paragraph shall not limit any right that Tenant might otherwise have to obtain injunctive relief against Landlord or to take any other action which shall not involve the personal liability of Landlord to respond in monetary damages from Landlord's assets other than the Landlord's interest in said real estate, as aforesaid. In no event shall Landlord or Landlord's agents or employees (or any of the officers, trustees, directors, partners, beneficiaries, joint venturers, members, stockholders or other principals or representatives and the like, disclosed or undisclosed, thereof) ever be liable for consequential or incidental damages. Without limiting the foregoing, in no event shall Landlord or Landlord's agents or employees (or any of the officers, trustees, directors, partners, beneficiaries, joint venturers, members, stockholders or other principals or representatives and the like, disclosed or undisclosed, thereof) ever be liable for lost profits of Tenant. If by reason of Landlord's failure to acquire title to the real property of which the premises are a part or to complete construction of the Building or premises, Landlord shall be held to be in breach of this Lease, Tenant's sole and exclusive remedy shall be a right to terminate this Lease.

      (c) Landlord shall not be deemed to be in default of its obligations under the Lease unless Tenant has given Landlord written notice of such default, and Landlord has failed to cure such default within thirty (30) days after Landlord receives such notice or such longer period of time as Landlord may reasonably require to cure such default. Except as otherwise expressly provided in this Lease, in no event shall Tenant have the right to terminate the Lease nor shall Tenant's obligation to pay Yearly Rent or other charges under this Lease abate based upon any default by Landlord of its obligations under the Lease. Nothing in this Article 26 shall extend or delay Tenant's abatement or termination rights under Articles 8.8 or 15.6.

27.   BILLS AND NOTICES

      Any notice, consent, request, bill, demand or statement hereunder by either party to the other party shall be in writing and, if received at Landlord's or Tenant's address, shall be deemed to have been duly given when either delivered or served personally or mailed in a postpaid envelope, deposited in the United States mail addressed to Landlord at its address as stated in Exhibit 1 and to Tenant at the premises (or at Tenant's address as stated in Exhibit 1, if mailed prior to Tenant's occupancy of the premises), or if any address for notices shall have been duly changed as hereinafter provided, if mailed as aforesaid to the party at such changed address. Either party may at any time change the address or specify an additional address for such notices, consents, requests, bills, demands or statements by delivering or mailing, as aforesaid, to the other party a notice stating the change and setting forth the changed or additional address, provided such changed or additional address is within the United States.

      If Tenant is a partnership, Tenant, for itself, and on behalf of all of its partners, hereby appoints Tenant's Service Partner, as identified on Exhibit 1, to accept service of any notice, consent, request, bill, demand or statement hereunder by Landlord and any service of process in any judicial proceeding with respect to this Lease on behalf of Tenant and as agent and attorney-in-fact for each partner of Tenant.

      All bills and statements for reimbursement or other payments or charges due from Tenant to Landlord hereunder shall be due and payable in full ten (10) days, unless herein otherwise provided, after submission thereof by Landlord to Tenant. Tenant's failure to make timely payment of any amounts indicated by such bills and statements, whether for work done by Landlord at Tenant's request, reimbursement provided for by this Lease or for any other sums properly owing by Tenant to Landlord, shall be treated as a default in the payment of rent, in which event Landlord shall have all rights and remedies provided in this Lease for the nonpayment of rent.

28.   PARTIES BOUND - SEIZIN OF TITLE

      The covenants, agreements, terms, provisions and conditions of this Lease shall bind and benefit the successors and assigns of the parties hereto with the same effect as if mentioned in each instance where a party hereto is named or referred to, except that no violation of the provisions of Article 16 hereof shall operate to vest any rights in any successor or assignee of Tenant and that the provisions of this Article 28 shall not be construed as modifying the conditions of limitation contained in Article 21 hereof.

      If, in connection with or as a consequence of the sale, transfer or other disposition of the real estate (land and/or Building, either or both, as the case may be) of which the premises are a part, Landlord ceases to be the owner of the reversionary interest in the premises, Landlord shall be entirely freed and relieved thereafter from the subsequent performance and observance thereafter of all covenants and obligations hereunder on the part of Landlord to be performed and observed, it being understood and agreed in such event (and it shall be deemed and construed as a covenant running with the land) that the person succeeding to Landlord's ownership of said reversionary interest shall thereupon and thereafter assume, and perform and observe, any and all of such covenants and obligations of Landlord.

29.   MISCELLANEOUS

      29.1 SEPARABILITY. If any provision of this Lease or portion of such provision or the application thereof to any person or circumstance is for any reason held invalid or unenforceable, the remainder of the Lease (or the remainder of such provision) and the application thereof to other persons or circumstances shall not be affected thereby.

      29.2 CAPTIONS, ETC. The captions are inserted only as a matter of convenience and for reference, and in no way define, limit or describe the scope of this Lease nor the intent of any provisions thereof. References to "State" shall mean, where appropriate, the District of Columbia and other Federal territories, possessions, as well as a state of the United States.

      29.3 BROKER. Tenant represents and warrants that it has not directly or indirectly dealt, with respect to the leasing of office space in the Building or any Center, Office Park or other Park of which it is a part (called "Building, etc." in this Article 29.3) with any broker or had its attention called to the premises or other space to let in the Building, etc. by anyone other than the broker, person or firm, if any, designated in Exhibit 1. Tenant agrees to defend, exonerate and save harmless and indemnify Landlord and anyone claiming by, through or under Landlord against any claims for a commission arising out of the execution and delivery of this Lease or out of negotiations between Landlord and Tenant with respect to the leasing of other space in the Building, etc., provided that Landlord shall be solely responsible for the payment of brokerage commissions to the broker, person or firm, if any, designated in Exhibit 1. Landlord represents and warrants that, in connection with the execution and delivery of the Lease, it has not directly or indirectly dealt with any broker other than the brokers designated on Exhibit 1. Landlord agrees to defend, exonerate and save harmless Tenant and anyone claiming by, through, or under Tenant against any claims arising in breach of the representation and warranty set forth in the immediately preceding sentence.

      29.4  MODIFICATIONS. Intentionally omitted.

      29.5 ARBITRATION. Any disputes relating to provisions or obligations in this Lease as to which a specific provision for a reference to arbitration is made herein shall be submitted to arbitration in accordance with the provisions of applicable state law (as identified on Exhibit 1), as from time to time amended. Arbitration proceedings, including the selection of an arbitrator, shall be conducted pursuant to the rules, regulations and procedures from time to time in effect as promulgated by the American Arbitration Association. Prior written notice of application by either party for arbitration shall be given to the other at least ten (10) days before submission of the application to the said Association's office in the City wherein the Building is situated (or the nearest other city having an Association office). The arbitrator shall hear the parties and their evidence. The decision of the arbitrator shall be binding and conclusive, and judgment upon the award or decision of the arbitrator may be entered in the appropriate court of law (as identified on Exhibit 1); and the parties consent to the jurisdiction of such court and further agree that any process or notice of motion or other application to the Court or a Judge thereof may be served outside the State wherein the Building is situated by registered mail or by personal service, provided a reasonable time for appearance is allowed. The costs and expenses of each arbitration hereunder and their apportionment between the parties shall be determined by the arbitrator in his award or decision. No arbitrable dispute shall be deemed to have arisen under this Lease prior to (i) the expiration of the period of twenty (20) days after the date of the giving of written notice by the party asserting the existence of the dispute together with a description thereof sufficient for an understanding thereof; and (ii) where a Tenant payment (e.g., Tax Excess or Operating Expense Excess under Article 9 hereof) is in issue, the amount billed by Landlord having been paid by Tenant to the extent that such amount is not disputed in good faith by Tenant.

      29.6 GOVERNING LAW. This Lease is made pursuant to, and shall be governed by, and construed in accordance with, the laws of the State wherein the Building is situated and any applicable local municipal rules, regulations, by-laws, ordinances and the like.

      29.7 ASSIGNMENT OF RENTS. With reference to any assignment by Landlord of its interest in this Lease, or the rents payable hereunder, conditional in nature or otherwise, which assignment is made to or held by a bank, trust company, insurance company or other institutional lender holding a mortgage or ground lease on the Building, Tenant agrees:

            (a) that the execution thereof by Landlord and the acceptance thereof by such mortgagee and/or ground lessor shall never be deemed an assumption by such mortgagee and/or ground lessor of any of the obligations of the Landlord thereunder, unless such mortgagee and/or ground lessor shall, by written notice sent to the Tenant, specifically otherwise elect; and

            (b) that, except as aforesaid, such mortgagee and/or ground lessor shall be treated as having assumed the Landlord's obligations thereunder only upon foreclosure of such mortgagee's mortgage or deed of trust or termination of such ground lessor's ground lease and the taking of possession of the demised premises after having given notice of its exercise of the option stated in
Article 23 hereof to succeed to the interest of the Landlord under this Lease.

      29.8 REPRESENTATION OF AUTHORITY. By his execution hereof each of the signatories on behalf of the respective parties hereby warrants and represents to the other that he is duly authorized to execute this Lease on behalf of such party.

      29.9 EXPENSES INCURRED BY LANDLORD UPON TENANT REQUESTS. Tenant shall, upon demand, reimburse Landlord for all reasonable expenses, including, without limitation, legal fees, incurred by Landlord in connection with all requests by Tenant for consents, approvals or execution of collateral documentation related to this Lease, including, without limitation, costs incurred by Landlord in the review and approval of Tenant's plans and specifications in connection with proposed alterations to be made by Tenant to the premises (except that Tenant shall have no obligation to reimburse Landlord for such costs in connection with the initial Tenant's Work), requests by Tenant to sublet the premises or assign its interest in the Lease, the execution by Landlord of estoppel certificates requested by Tenant, and requests by Tenant for Landlord to execute waivers of Landlord's interest in Tenant's property in connection with third party financing by Tenant. Such costs shall be deemed to be additional rent under the Lease.

      29.10 SURVIVAL. Without limiting any other obligation of the Tenant which may survive the expiration or prior termination of the term of the Lease, all obligations on the part of Tenant to indemnify, defend, or hold Landlord harmless, as set forth in this Lease (including, without limitation, Tenant's obligations under Articles 13(d), 15.3, and 29.3) shall survive the expiration or prior termination of the term of the Lease.

      29.11 HAZARDOUS MATERIALS. Landlord and Tenant agree as follows with respect to the existence or use of "Hazardous Material" in or on the Premises.

      (a) Tenant, at its sole cost and expense, shall comply with all laws, statutes, ordinances, rules and regulations of any local, state or federal governmental authority having jurisdiction concerning environmental, health and safety matters (collectively, "Environmental Laws"), including, but not limited to, any discharge into the air, surface, water, sewers, soil or groundwater of any Hazardous Material (as defined in Article 29.11(c)), whether within or outside the premises within the Complex. Notwithstanding the foregoing, nothing contained in this Lease requires, or shall be construed to require, Tenant to incur any liability related to or arising from environmental conditions (i) for which the Landlord is responsible pursuant to the terms of this Lease, or (ii) which existed within the premises or the Complex prior to the date Tenant takes possession of the premises.

      (b) Subject to Article 17.6, Tenant shall not cause or permit any Hazardous Material to be brought upon, kept or used in or about the premises or otherwise in the Complex by Tenant, its agents, employees, contractors or invitees, without the prior written consent of Landlord, except for Hazardous Materials which are typically used in the operation of offices or laboratories, provided that such materials are stored, used and disposed of in strict compliance with all applicable Environmental Laws and with good scientific and medical practice. Notwithstanding the foregoing, with respect to any of Tenant's Hazardous Material which Tenant does not properly handle, store or dispose of in compliance with all applicable Environmental Laws and good scientific and medical practice, Tenant shall, upon written notice from Landlord, no longer have the right to bring such material into the buildings or the Complex until Tenant has demonstrated, to Landlord's reasonable satisfaction, that Tenant has implemented programs to thereafter properly handle, store or dispose of such material.

      (c) As used herein, the term "Hazardous Material" means any hazardous or toxic substance, material or waste or petroleum derivative which is or becomes regulated by any Environmental Law, specifically including live organisms, viruses and fungi, medical waste, and so-called "biohazard" materials. The term "Hazardous Material" includes, without limitation, any material or substance which is (i) designated as a "hazardous substance" pursuant to Section 1311 of the Federal Water Pollution Control Act (33 U.S.C. Section 1317), (ii) defined as a "hazardous waste" pursuant to Section 1004 of the Federal Resource Conservation and Recovery Act, 42 U.S.C. Section 6901 et seq. (42 U.S.C. Section
6903), (iii) defined as a "hazardous substance" pursuant to Section 101 of the Comprehensive Environmental Response, Compensation and Liability Act, 42 U.S.C.
Section 9601 et seq. (42 U.S.C. Section 9601), (iv) defined as "hazardous substance" or "oil" under Chapter 21E of the General Laws of Massachusetts, or
(v) a so-called "biohazard" or medical waste, or is contaminated with blood or other bodily fluids; and "Environmental Laws" include, without limitation, the laws listed in the preceding clauses (i) through (iv).

      (d) Any increase in the premium for necessary insurance on the Premises or the Complex which arises from Tenant's use and/or storage of these Hazardous Materials shall be solely at Tenant's expense. Tenant shall procure and maintain at its sole expense such additional insurance as may be necessary to comply with any requirement of any Federal, State or local government agency with jurisdiction.

      (e) Tenant hereby covenants and agrees to indemnify, defend and hold Landlord harmless from any and all claims, judgments, damages, penalties, fines, costs, liabilities or losses (collectively "Losses") which Landlord may reasonably incur arising out of contamination of real estate, the Complex or other property not a part of the premises, which contamination arises as a result of: (i) the presence of Hazardous Material in the premises, the presence of which is caused or permitted by Tenant, or (ii) from a breach by Tenant of its obligations under this Article 29.11. This indemnification of Landlord by Tenant includes, without limitation, reasonable costs incurred in connection with any investigation of site conditions or any cleanup, remedial, removal or restoration work required by any federal, state or local governmental agency or political subdivision because of Hazardous Material present in the soil or ground water on or under the premises based upon the circumstances identified in the first sentence of this Article 29.11(e). The indemnification and hold harmless obligations of Tenant under this Article 29.11(e) shall survive any termination of this Lease. Without limiting the foregoing, if the presence of any Hazardous Material in the buildings or otherwise in the Complex caused or permitted by Tenant results in any contamination of the premises, Tenant shall promptly take all actions at its sole expense as are necessary to return the premises to a condition which complies with all Environmental Laws; provided that Landlord's approval of such actions shall first be obtained, which approval shall not be unreasonably withheld so long as such actions, in Landlord's reasonable discretion, would not potentially have any materially adverse long-term or short-term effect on the premises, and, in any event, Landlord shall not withhold its approval of any proposed actions which are required by applicable Environmental Laws.

      (f) On or before the date that Tenant, and anyone claiming by, through or under Tenant, vacates the Premises, and immediately prior to the time that Tenant delivers the premises to Landlord, Tenant shall provide to Landlord a copy of its most current chemical waste removal manifest and a certification from Tenant executed by an officer of Tenant that no Hazardous Materials or other potentially dangerous or harmful chemicals brought onto the premises from and after the date that Tenant first took occupancy of the premises remain in the premises.

      29.12 PATRIOT ACT.

      (a)   Tenant represents and warrants to Landlord that:

            (1)   Tenant is not in violation of any Anti-Terrorism Law;

            (2)   Tenant is not, as of the date hereof:

                  (i) conducting any business or engaging in any transaction or dealing with any Prohibited Person, including the making or receiving of any contribution of funds, goods or services to or for the benefit of any Prohibited Person;

                  (ii) dealing in, or otherwise engaging in any transaction relating to, any property or interests in property blocked pursuant to Executive Order No. 13224; or

                  (iii) engaging in or conspiring to engage in any transaction that evades or avoids, or has the purpose of evading or avoiding, or attempts to violate any of the prohibitions set forth in, any Anti-Terrorism Law; and

            (3) Neither Tenant nor any of its affiliates, officers, directors, shareholders, members or lease guarantor, as applicable, is a Prohibited Person.

      (b) If at any time any of these representations becomes false, then it shall be considered a material default under this Lease.

      (c) As used herein, "Anti-Terrorism Law" is defined as any law relating to terrorism, anti-terrorism, money-laundering or anti-money laundering activities, including without limitation the United States Bank Secrecy Act, the United States Money Laundering Control Act of 1986, Executive Order No. 13224, and Title 3 of the USA Patriot Act, and any regulations promulgated under any of them. As used herein "Executive Order No. 13224" is defined as Executive Order No. 13224 on Terrorist Financing effective September 24, 2001, and relating to "Blocking Property and Prohibiting Transactions With Persons Who Commit, Threaten to Commit, or Support Terrorism", as may be amended from time to time. "Prohibited Person" is defined as (i) a person or entity that is listed in the Annex to Executive Order No. 13224, or a person or entity owned or controlled by an entity that is listed in the Annex to Executive Order No. 13224; (ii) a person or entity with whom Landlord is prohibited from dealing or otherwise engaging in any transaction by any Anti-Terrorism Law; or (iii) a person or entity that is named as a "specially designated national and blocked person" on the most current list published by the U.S. Treasury Department Office of Foreign Assets Control at its official website, http://www.treas.gov/ofac/t11sdn.pdf or at any replacement website or other official publication of such list. "USA Patriot Act" is defined as the "Uniting and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism Act of 2001" (Public Law 107-56), as may be amended from time to time.

      (d) Notwithstanding, with respect to any entity which is a publicly traded company, Tenant shall not be responsible, under this Article 29.12, for any person who owns, or controls, either directly or indirectly in the aggregate, less than five (5%) percent of the equity interest in such entity.

      29.13 LETTER OF CREDIT.

      (a) Tenant acknowledges that Landlord is unwilling to execute the Lease unless Tenant provides Landlord with additional security for Tenant's obligations under the Lease. Therefore, Tenant shall deliver to Landlord, on the date that Tenant executes and delivers the Lease to Landlord, an Irrevocable Standby Letter of Credit ("Letter of Credit") which shall be (1) in the form attached hereto as Exhibit 7, (2) issued by a bank reasonably acceptable to Landlord with minimum assets of Ten Billion Dollars ($10,000,000,000.00), upon which presentment may be made in Boston, Massachusetts, (3) in an amount equal to Four Hundred Ten Thousand Seven Hundred Seventy-One and 25/100 ($410,771.25) Dollars and (4) for a term of one (1) year, subject to extension in accordance with the terms of the Letter of Credit. Tenant shall, on or before the date thirty (30) days prior to the expiration of the term of such Letter of Credit, deliver to Landlord a new Letter of Credit satisfying the foregoing conditions ("Substitute Letter of Credit") in lieu of the Letter of Credit then being held by Landlord. Such Letter of Credit shall be automatically renewable in accordance with the provisions of Exhibit 7; provided that if the issuer of such Letter of Credit gives notice of its election not to renew such Letter of Credit for any additional period pursuant thereto, Tenant shall be required to deliver a Substitute Letter of Credit satisfying the conditions hereof, on or before the date thirty (30) days prior to the expiration of the term of such Letter of Credit. Tenant agrees that it shall from time to time, as necessary, whether as a result of a draw on the Letter of Credit by Landlord pursuant to the terms hereof or as a result of the expiration of the Letter of Credit then in effect, renew or replace the original and any subsequent Letter of Credit so that a Letter of Credit, in the amount required hereunder, is in effect until a date which is at least 60 days after the Termination Date of the Lease. If Tenant fails to furnish such renewal or replacement at least 60 days prior to the stated expiration date of the Letter of Credit then held by Landlord, Landlord may draw upon such Letter of Credit and hold the proceeds thereof (and such proceeds need not be segregated) as a Security Deposit pursuant to the terms of this Article 29.13.

      (b) In the event that Tenant is in default of its obligations under the Lease, then the Landlord shall have the right, at any time after such event, without giving any further notice to Tenant, to draw down from said Letter of Credit (Substitute Letter of Credit or Additional Letter of Credit, as defined below, as the case may be) (a) the amount necessary to cure such default or (b) if such default cannot reasonably be cured by the expenditure of money, to exercise all rights and remedies Landlord may have on account of such default, the amount which, in Landlord's opinion, is necessary to satisfy Tenant's Liability in account thereof. In the event of any such draw by the Landlord, Tenant shall, within fifteen (15) business days of written demand therefor, deliver to Landlord an additional Letter of Credit satisfying the foregoing conditions ("Additional Letter of Credit"), except that the amount of such Additional Letter of Credit shall be the amount of such draw. In addition, in the event of a termination based upon the default of Tenant under the Lease, or a rejection of the Lease pursuant to the provisions of the Federal Bankruptcy Code, Landlord shall have the right to draw upon the Letter of Credit (from time to time, if necessary) to cover the full amount of damages and other amounts due from Tenant to Landlord under the Lease. Any amounts so drawn shall, at Landlord's election, be applied first to any unpaid rent and other charges which were due prior to the filing of the petition for protection under the Federal Bankruptcy Code. Tenant hereby covenants and agrees not to oppose, contest or otherwise interfere with any attempt by Landlord to draw down from said Letter of Credit including, without limitation, by commencing an action seeking to enjoin or restrain Landlord from drawing upon said Letter of Credit. Tenant also hereby expressly waives any right or claim it may have to seek such equitable relief. In addition to whatever other rights and remedies it may have against Tenant if Tenant breaches its obligations under this paragraph, Tenant hereby acknowledges that it shall be liable for any and all damages which Landlord may suffer as a result of any such breach.

      (c) Upon request of Landlord or any (prospective) purchaser or mortgagee of the Building, Tenant shall, at its expense, cooperate with Landlord in obtaining an amendment to or replacement of any Letter of Credit which Landlord is then holding so that the amended or new Letter of Credit reflects the name of the new owner of the Building.

      (d) To the extent that Landlord has not previously drawn upon any Letter of Credit, Substitute Letter of Credit, Additional Letter of Credit or Security Proceeds (collectively "Collateral") held by the Landlord, and to the extent that Tenant is not otherwise in default of its obligations under the Lease as of the termination date of the Lease, Landlord shall return such Collateral to Tenant on the termination of the term of the Lease.

      (e) In no event shall the proceeds of any Letter of Credit be deemed to be a prepayment of rent nor shall it be considered as a measure of liquidated damages.

      (f) Notwithstanding anything herein to the contrary, Tenant shall have the right to reduce the amount of the Letter of Credit to $273,850.20, effective as of the second (2nd) anniversary of the Rent Commencement Date if Tenant satisfies all of the following conditions: (i) Tenant is not in default of its obligations under this Lease as of the second (2nd) anniversary of the Rent Commencement Date, (ii) Tenant is in full compliance with the terms of the Lease as of second (2nd) anniversary of the Rent Commencement Date; and (iii) prior to the second (2nd) anniversary of the Rent Commencement Date, there have been no default by Tenant in its obligations under the Lease which has not been cured within any applicable notice and grace period. Such reduction of the Letter of Credit may be effected either by Tenant providing Landlord with a substitute Letter of Credit in the reduced amount (which Landlord shall exchange for the Letter of Credit which Landlord is then holding), or by Tenant providing to Landlord an amendment to the Letter of Credit, in form reasonably acceptable to Landlord, effecting the reduction, which amendment must be accepted by Landlord in writing before it is effective.

      29.14 TENANT'S OPTION TO EXTEND THE TERM OF THE LEASE.

      (a) On the conditions, which conditions Landlord may waive, at its election, by written notice to Tenant at any time, that Tenant is not in default of its covenants and obligations under the Lease, and that Idenix Pharmaceuticals, Inc., itself, an Assignee and/or any Affiliated Entity, each as defined in Article 16, are occupying the entirety of the premises then demised to Tenant, both as of the time of option exercise and as of the commencement of the hereinafter described additional term, Tenant shall have the option to extend the term of this Lease for one (1) additional four (4) year term, such additional term commencing as of the expiration of the initial term of the Lease. Tenant may exercise such option to extend by giving Landlord written notice on or before the date nine (9) months prior to the expiration date of the initial term of the Lease. Upon the timely giving of such notice, the term of this Lease shall be deemed extended upon all of the terms and conditions of this Lease, except that Landlord shall have no obligation to construct or renovate the premises and that the Yearly Rent, Operating Costs in the Base Year, and Tax Base during such additional term shall be as hereinafter set forth. If Tenant fails to give timely notice, as aforesaid, Tenant shall have no further right to extend the term of this Lease, time being of the essence of this Article 29.14.

      (b) The Yearly Rent during such additional term shall be based upon ninety-five percent (95%) of the Fair Market Rental Value, as defined in Article 29.15, as of the commencement of such additional term, of the premises then demised to Tenant. Landlord shall, on or before the date thirty (30) days after Landlord's receipt of written request from Tenant made on or after the date twelve (12) months prior to the expiration of the term of the Lease, give Landlord's good faith estimate of such Yearly Rent to Tenant.

      (c) The Building Operating Costs Base during such additional term shall be the actual amount of Building Operating Costs for calendar year 2009.

      (d) The Common Operating Costs Base during such additional term shall bet the actual amount of Common Operating Costs for calendar year 2009.

      (e) The Building Tax Base during such additional term shall be the actual amount of Building Taxes payable during fiscal/tax year 2010 (i.e., July 1, 2009
- June 30, 2010).

      (f) The Common Tax Base during such additional term shall be the actual amount of Common Taxes payable during fiscal/tax year 2010 (i.e., July 1, 2009 - June 30, 2010).

      (g) Tenant shall have no further option to extend the term of the Lease other than the one (1) additional four (4) year term herein provided.

      (h) Notwithstanding the fact that upon Tenant's exercise of the herein option to extend the term of the Lease such extension shall be self-executing, as aforesaid, the parties shall promptly execute a lease amendment reflecting such additional term after Tenant exercises the herein option, except that the Yearly Rent payable in respect of such additional term may not be set forth in said amendment. Subsequently, after such Yearly Rent is determined, the parties shall execute a written agreement confirming the same. The execution of such lease amendment shall not be deemed to waive any of the conditions to Tenant's exercise of its rights under this Article 29.14, unless otherwise specifically provided in such lease amendment.

      29.15 DEFINITION OF FAIR MARKET RENTAL VALUE.

      (a) "Fair Market Rental Value" shall be computed as of the date in question at the then current annual rental charge (i.e., the sum of Yearly Rent plus escalation and other charges), including provisions for subsequent increases and other adjustments for leases or agreements to lease then being executed for comparable space located elsewhere in first-class office buildings located in East Cambridge, Massachusetts. In determining Fair Market Rental Value, the following factors, among others, shall be taken into account and given effect: size, location of premises, lease term, condition of building, and services provided by the Landlord, but shall not consider the value of improvements made to the premises by Tenant, which Tenant has the right to remove at the end of the term of the Lease.

      (b) Dispute as to Fair Market Rental Value

      Landlord shall initially designate Fair Market Rental Value and Landlord shall furnish data in support of such designation on or before the date which the later of thirty (30) days after Tenant exercises the extension option in question, or the date which is eight (8) months prior to the commencement of the extension term in question. If Tenant disagrees with Landlord's designation of a Fair Market Rental Value, Tenant shall have the right, by written notice given within thirty (30) days after Tenant has been notified of Landlord's designation, to submit such Fair Market Rental Value to arbitration. Fair Market Rental Value shall be submitted to arbitration as follows: Fair Market Rental Value shall be determined by impartial arbitrators, one to be chosen by the Landlord, one to be chosen by Tenant, and a third to be selected, if necessary, as below provided. The unanimous written decision of the two first chosen, without selection and participation of a third arbitrator, or otherwise, the written decision of a majority of three arbitrators chosen and selected as aforesaid, shall be conclusive and binding upon Landlord and Tenant. Landlord and Tenant shall each notify the other of its chosen arbitrator within ten (10) days following the call for arbitration and, unless such two arbitrators shall have reached a unanimous decision within thirty (30) days after their designation, they shall so notify the President of the Boston Bar Association (or such organization as may succeed to said Boston Bar Association) and request him or her to select an impartial third arbitrator, who shall be an office building owner or a real estate broker dealing with like types of properties, to determine Fair Market Rental Value as herein defined. Such third arbitrator and the first two chosen shall, subject to commercial arbitration rules of the American Arbitration Association, hear the parties and their evidence and render their decision within thirty (30) days following the conclusion of such hearing and notify Landlord and Tenant thereof. Landlord and Tenant shall bear the expense of the third arbitrator (if any) equally. The decision of the arbitrator shall be binding and conclusive, and judgment upon the award or decision of the arbitrator may be entered in the appropriate court of law (as identified on Exhibit 1); and the parties consent to the jurisdiction of such court and further agree that any process or notice of motion or other application to the Court or a Judge thereof may be served outside the Commonwealth of Massachusetts by registered mail or by personal service, provided a reasonable time for appearance is allowed. If the dispute between the parties as to a Fair Market Rental Value has not been resolved before the commencement of Tenant's obligation to pay rent based upon such Fair Market Rental Value, then Tenant shall pay Yearly Rent and other charges under the Lease in respect of the premises in question based upon the Fair Market Rental Value designated by Landlord until either the agreement of the parties as to the Fair Market Rental Value, or the decision of the arbitrators, as the case may be, at which time Tenant shall pay any underpayment of rent and other charges to Landlord, or Landlord shall refund any overpayment of rent and other charges to Tenant.

      29.16 TENANT'S RIGHTS OF FIRST OFFER.

      On the conditions (which conditions Landlord may waive, at its election, by written notice to Tenant at any time) that Tenant is not in default of its covenants and obligations under the Lease and that and that Idenix Pharmaceuticals, Inc., itself, an Assignee and/or any Affiliated Entity, each as defined in Article 16, are occupying the entirety of the premises then demised to Tenant, both at the time that Landlord is required to give Landlord's Notice, as hereinafter defined, and as of the Term Commencement Date in respect of the RFO Premises, as hereinafter defined, Tenant shall have the following right, throughout the term of the Lease, to lease the RFO Premises, as hereinafter defined, when the RFO Premises become available for lease to Tenant, as hereinafter defined.

      (a) Definition of RFO Premises

      "RFO Premises" shall be defined as: (i) any separately demised portion of the balance (i.e. other than the portion of initially demised to Tenant) of the fourth (4th) floor of the Building ("Fourth Floor RFO Premises"), and (ii) any separately demised portion of the balance of the fifth (5th) floor of the Building ("Fifth Floor RFO Premises"), in each case when such area becomes available for lease to Tenant, as hereinafter defined. Tenant acknowledges and agrees that the Fourth Floor RFO Premises are currently leased to another tenant pursuant to a lease which will expire as of July 24, 2005, and the Fifth Floor RFO Premises are leased to another tenant pursuant to a lease which will expire as of December 24, 2006, subject to such tenant's rights to extend the term of such lease.

      (b) Definition of Available for Lease to Tenant. A RFO Premises shall be deemed to be "available for lease to Tenant" when Landlord determines that the then current tenant of such space will vacate such area and Landlord intends to market such area to third parties. Tenant acknowledges that Landlord may simultaneously give a Landlord Notice to Tenant at the same time that Landlord is offering an RFO Premises to third parties; however, the rights of any such third party shall be subject to Tenant's rights under this Article 29.16. In no event shall Tenant have any rights under this Article 29.16 on or after the date twelve (12) months prior to the expiration of the then current term of the Lease (i.e. Landlord shall have no obligation to give Landlord's Notice, as hereinafter defined, to Tenant on or after the date twelve (12) months prior to the expiration of the then current term of the Lease). In addition, it shall be a condition to Tenant's exercise of its rights under this Article 29.16 with respect to any RFO Premises which is offered to be leased to Tenant pursuant to a Landlord's Notice which is given to Tenant during the period between the date twenty-four (24) months prior to the expiration of the then current term of the Lease and the date twelve (12) months prior to the expiration of the then current term of the Lease, that Tenant shall, at the time that it gives Tenant's Exercise Notice with respect to such RFO Premises, exercise its option to extend the term of the Lease as provided in Article 29.14.

      (c) Exercise of Right to Lease RFO Premises

      Landlord shall give Tenant written notice ("Landlord's Notice") at the time that Landlord determines, as aforesaid, that an RFO Premises will become available for lease to Tenant. Landlord's Notice shall set forth the exact location of the RFO Premises, the Yearly Rent ("Offered Yearly Rent") which Landlord is willing to lease such RFO Premises to Tenant, the estimated Term Commencement Date in respect of such RFO Premises, and such other terms on which Landlord is willing to lease such RFO Premises to Tenant in accordance with this
Article 29.16. Tenant shall have the right, exercisable upon written notice ("Tenant's Exercise Notice") given to Landlord within ten (10) business days after the receipt of Landlord's Notice, to lease such RFO Premises. Upon the timely giving of such notice, Landlord shall lease and demise to Tenant and Tenant shall hire and take from Landlord, such RFO Premises, upon all of the same terms and conditions of the Lease except as hereinafter set forth. If Tenant fails timely to give Tenant's Exercise Notice pursuant to this Article 29.16, then Landlord shall have the right to lease an RFO Premises to a third party ("Next Tenant") without first offering to lease it to Tenant pursuant to this Article 29.16, and, except as set forth in Article 29.16(d), Tenant shall not have the right to lease such RFO Premises pursuant to this Article 29.16 until such RFO Premises becomes available for reletting after the Next Tenant vacates such RFO Premises.

      (d) Reoffer to Tenant

      Notwithstanding the foregoing, if Tenant does not timely give Tenant's Exercise Notice to Landlord with respect to a particular RFO Premises, then Landlord shall be required to give Tenant a new Landlord's Notice with respect to such RFO Premises prior to entering into a lease of such RFO Premises with a third party in either of the following circumstances: (i) Landlord does not enter into a lease of such RFO Premises with a third party on or before the date one hundred four (104) days after Landlord gives Landlord's Notice with respect to such RFO Premises, (ii) Landlord elects to lease such RFO Premises as part (or all) of an area containing more than one hundred twenty (120%) percent of the Total Rentable Area of such RFO Premises or less than eighty (80%) percent of the Total Rentable Area of such RFO Premises, or (iii) ninety (90%) percent of the effective Yearly Rent (i.e. taking into account all economic terms) which Landlord is willing to enter into a lease of such RFO Premises with a third party is less than effective Yearly Rent set forth in Landlord's Notice.

      (e) Lease Provisions Applying to RFO Premises

      The leasing to Tenant of such RFO Premises shall be upon all of the same terms and conditions of the Lease, except as follows:

            (1)   Term Commencement Date

            The Term Commencement Date in respect of such RFO Premises shall be the later of: (x) the estimated Commencement Date in respect of such RFO Premises as set forth in Landlord's Notice, or (y) the date that Landlord delivers such RFO Premises to Tenant.

            (2)   Yearly Rent

            The Yearly Rent rental rate in respect of such RFO Premises shall be based the Offered Yearly Rent set forth in Landlord's Notice. The Rent Commencement Date in respect of any RFO Premises shall be the Term Commencement Date in respect of such RFO Premises.

            (3)   Condition of RFO Premises

            Tenant shall take such RFO Premises "as-is" in its then (i.e. as of the date of premises delivery) state of construction, finish, and decoration, without any obligation on the part of Landlord to construct or prepare any RFO Premises for Tenant's occupancy, and without any obligation on the part of Landlord to provide any contribution to Tenant towards the preparation of such RFO Premises for Tenant's occupancy. The Fair Market Rental Value of such RFO Premises shall be established with due consideration to the provisions of this
Article 29.16(e)(3) as well as other factors.

      (d) Execution of Lease Amendments

            Notwithstanding the fact that Tenant's exercise of the above-described option to lease RFO Premises shall be self-executing, as aforesaid, the parties hereby agree promptly to execute a lease amendment reflecting the addition of an RFO Premises, except that the Yearly Rent payable in respect of such RFO Premises, Operating Costs in the Base Year in respect of such RFO Premises, and Tax Base in respect of such RFO Premises may not be as set forth in such Amendment. At the time that such Yearly Rent, Operating Costs in the Base Year and Tax Base are determined, the parties shall execute a written agreement confirming the same. The execution of such lease amendment shall not be deemed to waive any of the conditions to Tenant's exercise of the herein option to lease the RFO Premises, unless otherwise specifically provided in such lease amendment.

      29.17 TENANT'S EXPANSION NEEDS.

      Landlord will, upon Tenant's written request, from time to time, meet with Tenant on a quarterly basis to review Tenant's space needs ("Tenant's Expansion Needs") and to review those premises in the Building which may then be available to suit Tenant's needs. If Landlord is not able to satisfy Tenant's Expansion Needs and/or if Landlord and Tenant are not able to agree to mutually acceptable terms for such Expansion Space, then such failure shall not be a default by Landlord and neither party shall have any obligation to the other party pursuant to this Article 29.17.

      29.18 PARKING. During the term of the Lease, the Landlord will make available to Tenant fifty-one (51) monthly parking passes for use in the One Kendall Square Garage ("OKS Garage"). Tenant shall have no right to sublet, assign, or otherwise transfer said parking passes. Said parking passes shall be paid for by Tenant at the then current prevailing rate in the Garage, as such rate may vary from time to time. The current rate for such passes as of the Execution Date of this Lease is $200.00 per month which may not be increased by more than five (5%) percent prior to the first (1st) anniversary of the Occupancy Date. If, for any reason, Tenant shall fail timely to pay the charge for said parking passes, Tenant shall have no further right to such parking passes under this Article 29.18. In addition, during any time period when Tenant is in default beyond the expiration of any applicable notice and grace periods of its obligations under the Lease, Landlord shall have the right to withdraw Tenant's use of said parking passes. Said parking passes will be on an unassigned, non-reserved basis, and shall be subject to reasonable rules and regulations from time to time in force.

      29.19 ANTENNA AREA. Tenant shall have the right to use the Antenna Area, as hereinafter defined, to install satellite dish antenna with a diameter not to exceed twelve (12) inches in diameter ("Antenna") for a period commencing as of the date that Tenant installs the Antenna, as hereinafter defined, in the Antenna Area ("Term Commencement Date in respect of the Antenna Area") and terminating as of the expiration or prior termination of the term of the Lease. The "Antenna Area" shall be an area on the roof of the Building designated by Landlord. Tenant shall be permitted to use the Antenna Area solely for one (1) Antenna installed in accordance with specifications approved by Landlord in advance (which approval shall not be unreasonably withheld) utilizing a frequency or frequencies and transmission power identified in such approved specifications which Tenant will be installing in the Antenna Area and no other frequencies or transmission power shall be used by Tenant without Landlord's prior written consent. Such installation shall be designed in such manner as to be easily removable and so as not to damage the roof of the Building. The Antenna and any replacement shall be subject to Landlord's approval (which approval shall not be unreasonably withheld). Tenant's use of the Antenna Area shall be upon all of the conditions of the Lease, except as follows:

      A. Tenant shall have no obligation to pay Yearly Rent, Tax Excess or Operating Expense Excess in respect of the Antenna Area.

      B. Landlord shall have no obligation to provide any services to the Antenna Area.

      C. Tenant shall have no right to make any changes, alterations, signs, decoration, or other improvements (which changes, alterations, signs, decoration or other improvements, together with the Antenna, are hereby collectively referred to as "Rooftop Installations") to the Antenna Area or to the Antenna without Landlord's prior written consent, which consent Landlord may hold it its sole discretion.

      D. Tenant shall have no right of access to the roof of the Building unless Tenant has given Landlord reasonable advance notice and unless Tenant's representatives are accompanied by a representative of Landlord. Landlord shall provide Tenant with 24-hour access to the Antenna Area, subject to Landlord's reasonable security procedures and restrictions based on emergency conditions and to other causes beyond Landlord's reasonable control. Tenant shall give Landlord reasonable advance written notice of the need for access to the Antenna Area (except that such notice may be oral in an emergency), and Landlord must be present during any entry by Tenant onto the Antenna Area. Each notice for access shall be in the form of a work order referencing the lease and describing, as applicable, the date access is needed, the name of the contractor or other personnel requiring access, the name of the supervisor authorizing the access/work, the areas to which access is required, the Building common elements to be impacted (risers, electrical rooms, etc.) and the description of new equipment or other Rooftop Installations to be installed and evidence of Landlord's approval thereof. In the event of an emergency, such notice shall follow within five (5) days after access to the Antenna Area.

      E. At the expiration or prior termination of Tenant's right to use the Antenna Area, Tenant shall remove all Installations (including, without limitation, the Antenna) from the Antenna Area.

      F. Tenant shall be responsible for the cost of repairing any damage to the roof of the Building caused by the installation or removal of any Rooftop Installations.

      G. Tenant shall have no right to sublet the Antenna Area.

      H. No other person, firm or entity (including, without limitation, other tenants, licensees or occupants of the Building) shall have the right to benefit from the services provided by the Antenna other than Tenant.

      I. In the event that Landlord performs repairs to or replacement of the roof, Tenant shall, at Tenant's cost, remove the Antenna until such time as Landlord has completed such repairs or replacements. Tenant recognizes that there may be an interference with Tenant's use of the Antenna in connection with such work. Landlord shall use reasonable efforts to complete such work as promptly as possible and to perform such work in a manner which will minimize or, if reasonably possible, eliminate any interruption in Tenant's use of the Antenna.

      J. Any services required by Tenant in connection with Tenant's use of the Antenna Area or the Antenna shall be installed by Tenant, at Tenant's expense, subject to Landlord's prior approval.

      K. To the maximum extent permitted by law, all Rooftop Installations in the Antenna Area shall be at the sole risk of Tenant, and Landlord shall have no liability to Tenant in the event that any Rooftop Installations are damaged for any reason.

      L. Tenant shall take the Antenna Area "as-is" in the condition in which the Antenna Area is in as of the Term Commencement Date in respect of the Antenna Area.

      M. Tenant shall comply with all applicable laws, ordinances and regulations in Tenant's use of the Antenna Area and the Antenna.

      N. Landlord shall have the right, upon thirty (30) days notice to Tenant, to require Tenant to relocate the Antenna Area to another area ("Relocated Rooftop Area") on the roof of the Building suitable for the use of Rooftop Installations. In such event, Tenant shall, at Landlord's cost and expense, on or before the thirtieth (30th) day after Landlord gives such notice, relocate all of its Rooftop Installations from the Antenna Area to the Relocation Rooftop Area.

      O. In addition to complying with the applicable construction provisions of the Lease, Tenant shall not install or operate Rooftop Installations in any portion of the Antenna Area until (x) Tenant shall have obtained Landlord's prior written approval, which approval will not be unreasonably withheld or delayed, of Tenant's plans and specifications for the placement and installation of the Rooftop Installations in the Premises, and (y) Tenant shall have obtained and delivered to Landlord copies of all required governmental and quasi-governmental permits, approvals, licenses and authorizations necessary for the lawful installation, operation and maintenance of the Rooftop Installations. The parties hereby acknowledge and agree, by way of illustration and not limitation, that Landlord shall have the right to withhold its approval of Tenant's plans and specifications hereunder, and shall not be deemed to be unreasonable in doing so, if Tenant's intended placement or method of installation or operation of the Rooftop Installations (i) may subject other licensees, tenants or occupants of the Building, or other surrounding or neighboring landowners or their occupants, to signal interference, Tenant hereby acknowledging that a shield may be required in order to prevent such interference, (ii) does not minimize to the fullest extent practicable the obstruction of the views from the windows of the Building that are adjacent to the Rooftop Installations, if any, (iii) does not complement (in Landlord's sole judgment, which shall not, however, require Tenant to incur unreasonable expense) the design and finish of the Building, (iv) may damage the structural integrity of the Building or the roof thereof, or (v) may constitute a violation of any consent, approval, permit or authorization necessary for the lawful installation of the Rooftop Installations.

      P. In addition to the indemnification provisions set forth in the Lease which shall be applicable to the Antenna Area, Tenant shall, to the maximum extent permitted by law, indemnify, defend, and hold Landlord, its agents, contractors and employees harmless from any and all claims, losses, demands, actions or causes of actions suffered by any person, firm, corporation, or other entity arising from Tenant's use of the Antenna Area.

      Q. Landlord shall have the right to designate or identify the Rooftop Installations with or by a lease or license number (or other marking) and to place such number (or marking) on or near such Rooftop Installations.

      R. (i) Tenant recognizes that Landlord may wish to (and Landlord hereby reserves the right to) install a central Building system (the "Central Building System") capable of, among other things, providing Tenant with the type of service (to be) provided by Tenant's Rooftop Installations. If Landlord elects to install the Central Building System, (i) Tenant shall, upon Landlord's request and at Tenant's expense, remove its Rooftop Installations and other Alterations (including any existing cabling) from the Building and repair any damage caused their installation or removal, (ii) Tenant may, at Tenant's expense and subject to the provisions of this Agreement (including, without limitation, subparagraph P hereof), have access to and use (and tie into) the Central Building System for the uses permitted hereunder, and (ii) commencing upon Tenant's use of the Central Building System and continuing thereafter throughout the term, the Yearly Rent payable hereunder shall be adjusted to be that which is reasonably designated by Landlord from time to time based upon Landlord's determination of the fair market value of the access rights to the Central Building System granted herein.

            (ii) Landlord shall maintain, repair or replace the Central Building System, in accordance with the standards for the repair and maintenance of such systems generally prevailing in the industry from time to time, so as to eliminate any material interruption or other adverse effects caused by malfunction, damage or destruction of the Central Building System, the cost of which shall be borne by Tenant if the problem was caused by the act or omission of Tenant or its agents, contractors or employees. Notwithstanding the foregoing, Landlord's obligation to maintain, repair or replace the Central Building System shall apply only to the extent necessary to reach premises in the Building that are then used by tenants after the malfunction, damage or destruction or that, if damaged or destroyed, will be again used by tenants upon the completion of restoration or repair thereof. In no event shall Tenant have any claim or right to make any claim against Landlord whatsoever for any damages, including, without limitation, consequential or incidental damages, or lost profits, in any such circumstance.

      29.20 ROOFTOP MECHANICAL AREA.

      A. Tenant, at its cost, shall be permitted to install heating and ventilating equipment ("HVAC Equipment") on the roof of the Building in the locations shown on Exhibit 8. Tenant shall not install the HVAC Equipment without obtaining Landlord's prior written approval, which approval shall not be unreasonably withheld. If at any time Landlord, in its sole discretion, deems it necessary, Tenant shall provide and install, at Tenant's sole cost and expense, appropriate aesthetic screening, reasonably satisfactory to Landlord, for the HVAC Equipment (the "Screening"). The HVAC Equipment, its appurtenances and Screening, if any, shall be installed in accordance with the terms of this Lease (including, without limitation, Articles 12 and 13 hereof) and Landlord's approval of the precise location of the HVAC Equipment on the roof of the Building (such area on the roof, as designated by Landlord, being referred to herein as the "Rooftop Mechanical Area"), the manner in which the HVAC Equipment is lifted to, and installed on, the roof of the Building, and the manner in which the HVAC Equipment is connected to the Premises.

      B. Landlord agrees that Tenant shall have access to the roof of the Building and the Rooftop Mechanical Area for the purpose of installing, maintaining, repairing and removing the HVAC Equipment, the appurtenances and the Screening, if any, all of which shall be performed by Tenant or Tenant's authorized representative or contractors, which shall be approved by Landlord, at Tenant's sole cost and risk. Tenant shall give Landlord reasonable written notice to exercising its right of access to the roof; provided however, that if any emergency requiring Tenant to exercise its roof access rights occurs at any time when Landlord does not provide a security guard at the Complex twenty-four
(24) hours per, seven (7) days per week, then Tenant may exercise its roof access rights immediately at the time of such emergency provided that Tenant notifies Landlord of such access as soon as possible in the circumstances. It is agreed, however, that only authorized engineers, employees or properly authorized contractors of Tenant, or persons under their direct supervision, will be permitted to have access to the roof of the Building and the Rooftop Mechanical Area. Tenant further agrees to exercise firm control over the people requiring access to the roof of the Building and the Rooftop Mechanical Area in order to keep to a minimum the number of people having access to the roof of the Building and the Rooftop Mechanical Area and the frequency of their visits.

      C. Tenant shall be responsible for the cost of all electricity consumed in connection with the operation of the HVAC Equipment and for the cost of installing a submeter, if required by Landlord, to measure such electrical consumption. Tenant, at its sole cost and expense, shall procure and maintain in full force and effect, a contract (the "Service Contract") for the service, maintenance, repair and replacement of the HVAC Equipment with a HVAC service and maintenance contracting firm reasonably acceptable to Landlord. Tenant shall follow all reasonable recommendations of said contractor for the maintenance, repair and replacement of the HVAC Equipment. The Service Contract shall provide that the contractor shall perform inspections of the HVAC Equipment at intervals of not less than three (3) months and that having made such inspections, said contractor shall furnish a complete report of any defective conditions found to be existing with respect to the HVAC Equipment, together with any recommendations for maintenance, repair and/or replacement thereof. Said report shall be furnished to Tenant with a copy to Landlord.

      D. The installation, maintenance, operation and removal of the HVAC Equipment, the appurtenances and the Screening, if any, is not permitted to damage the Building or the roof thereof, or interfere with the use of the Building and roof by Landlord. Tenant agrees to be responsible for any damage caused to the roof or any other part of the Building, which may be caused by Tenant or any of its agents or representatives. Tenant agrees to maintain all of the Tenant's equipment placed on or about the roof or in any other part of the Building in proper operating condition and maintain same in satisfactory condition as to appearance and safety, as reasonably determined by Landlord. Such maintenance and operation shall be performed in a manner to avoid any interference with Landlord. Tenant agrees that at all times during the Term, it will keep the roof of the Building and the Rooftop Mechanical Area free of all trash or waste materials produced by Tenant or any Tenant Entities or contractors.

      E. The HVAC Equipment, appurtenances, and Screening, if any, shall remain the property of Tenant until the expiration or earlier termination of this Lease or Tenant's right to possession of the Premises, at which time they shall become the property of Landlord; provided, however, that Landlord may, at Landlord's option, require the Tenant, at Tenant's expense, to remove the HVAC Equipment, appurtenances and/or Screening and restore the affected area(s) to the condition they were in prior to installation of such items, ordinary wear and tear excepted, including, without limitation, the patching of any holes in the roof membrane to match, as closely as possible, the color surrounding the area where the HVAC Equipment, appurtenances and Screening were attached. If Tenant fails to remove such items and/or perform such restoration work, Landlord shall be entitled to do so, at Tenant's cost.

      F. Tenant must provide Landlord with prior written notice of any installation, removal or repair on the roof of the Building and coordinate such work with Landlord in order to avoid voiding or otherwise adversely affecting any warranties granted to Landlord with respect to the roof. If necessary, Tenant, at its sole cost and expense, shall retain any contractor having a then existing warranty in effect on the roof to perform such work (to the extent that it involves the roof), or, at Tenant's option, to perform such work in conjunction with Tenant's contractor. If Landlord contemplates roof repairs that could affect Tenant's HVAC Equipment, Landlord shall formally notify Tenant at least thirty (30) days in advance (except in cases of an emergency) prior to the commencement of such contemplated work in order to allow Tenant to make other arrangements for such service.

      G. Tenant specifically acknowledges and agrees that the terms and conditions of Article 15 of this Lease shall apply with full force and effect to the Rooftop Mechanical Area.

      IN WITNESS WHEREOF the parties hereto have executed this Indenture of Lease in multiple copies, each to be considered an original hereof, as a sealed instrument on the day and year noted in Exhibit 1 as the Execution Date.

LANDLORD:                                   TENANT:
ONE KENDALL SQUARE ASSOCIATES, LLC,         IDENIX PHARMACEUTICALS, INC.
a Delaware limited liability company

By: One Kendall Square Mezzanine, LLC,
    its sole member

    By: One Kendall Square Investors, LLC
        its sole member

        By: Lincoln-One Kendall Square, LLC
            its administrative member

            By: /s/ W. Frank Cofer       By: /s/ Andrea Corcoran, Exec. VP Legal
                _______________________      ___________________________________
                  Name: W. Frank Cofer          (Name)           (Title)
                  Title: Vice President         Hereunto Duly Authorized

      IF TENANT IS A CORPORATION, A SECRETARY'S OR CLERK'S CERTIFICATE OF THE AUTHORITY AND THE INCUMBENCY OF THE PERSON SIGNING ON BEHALF OF TENANT SHOULD BE ATTACHED.

COMMONWEALTH, DISTRICT OR
STATE OF

COUNTY OF

      On the Execution Date stated in Exhibit 1, the person above signing this Lease for and on behalf of the Tenant, to me personally known, did sign and execute this Lease and, being by me duly sworn, did depose and say that he is the officer of the above named Tenant, as noted, and that he signed his name hereto by order of the Board of Directors of said Tenant.

                               /s/ Cynthia B. Gayne
                              __________________________

                                   Notary Public
                                   My Commission Expires: September 17, 2010
                                                          __________________

COMMONWEALTH OF MASSACHUSETTS

COUNTY OF SUFFOLK

      On the Execution Date stated in Exhibit 1, the person above signing this Lease for and on behalf of Landlord to me personally known, did sign and execute this Lease and, being by me duly sworn, did depose and say that he is the duly authorized representative of Landlord.

                                   ______________________________________
                                   Notary Public
                                   My Commission Expires: _______________


COMMONWEALTH OF VIRGINIA

COUNTY OF ARLINGTON

      On the Execution Date stated in Exhibit 1, the person above signing this Lease for and on behalf of Landlord to me personally known, did sign and execute this Lease and, being by me duly sworn, did depose and say that he is the duly authorized representative of Landlord.

                                    Caifa Knox
                                   _______________________________________
                                   Notary Public
                                   My Commission Expires: January 31, 2009
                                                          ________________